Exhibit (c)(3)

 Confidential – Preliminary and Subject to Change  Discussion Materials Regarding Project Houston September 20, 2022

 Confidential – Preliminary and Subject to Change  These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Sisecam Resource Partners LLC, the general partner of Sisecam Resources LP (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public or other third party sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee.  These materials were compiled on a confidential basis for use exclusively by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore or as provided in the engagement letter between Evercore and the Conflicts Committee.  These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.  Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

 Confidential – Preliminary and Subject to Change  Table of Contents  Section  Executive Summary  SIRE Situation Analysis  Preliminary Valuation of SIRE Common Units  Preliminary Valuation Detail – SIRE Financial Projections  Preliminary Valuation Detail – Sensitivity Cases  Appendix  Weighted Average Cost of Capital Analysis  SIRE Reserve Report  Financial Projections – Sensitivity Cases  I  II  III

 Confidential – Preliminary and Subject to Change  I. Executive Summary

 Confidential – Preliminary and Subject to Change  Executive Summary  1  Introduction  Evercore Group L.L.C. (“Evercore”) is pleased to provide the following materials to the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Sisecam Resource Partners LLC (the “General Partner” or “SIRE GP”), the general partner of Sisecam Resources LP (“SIRE” or the “Partnership”), regarding Sisecam Chemicals Resources LLC’s (“Sisecam Chemicals” or “SCR”) proposal to acquire all common units representing limited partner interests in the Partnership (each, a “Common Unit”) from the holders of such units other than Common Units held by Sisecam Chemicals, the General Partner or their respective affiliates (the “Unaffiliated Unitholders”) (the “Proposed Transaction”)  Sisecam Chemicals Wyoming LLC (“SCW LLC”) is a wholly-owned subsidiary of Sisecam Chemicals that currently owns:   14,551,000 Common Units (72% limited partner interest in the Partnership)   SIRE GP, which owns a 2.0% general partner interest in the Partnership  Sisecam Chemicals proposes to acquire each outstanding Common Unit owned by the Unaffiliated Unitholders for $17.90 in cash (the “Proposed Consideration”)   The Proposed Consideration represents a 0.3% discount to SIRE’s closing Common Unit price of $17.95   The Proposed Consideration represents a 0.2% premium to SIRE’s 30-day volume weighted average price (“VWAP”) as of July 5, 2022, the last unaffected trading date

 Confidential – Preliminary and Subject to Change  Executive Summary  Changes Since Conflicts Committee Meeting on September 9, 2022  Evercore made the following updates and adjustments from the draft presentation dated September 9, 2022, as requested by the  Conflicts Committee:   Added the implied control premium paid by Sisecam USA in the 2021 Acquisition (as defined herein) relative to: (i) SIRE’s equity market capitalization and (ii) the implied market value of Sisecam Wyoming   Analyzed historical and projected IHS pricing received on September 9, 2022    Analyzed historical and projected gross margin based on net revenue, exclusive of freight cost   Added two Sensitivity Cases for the SIRE Financial Projections:  A sensitivity case including: (i) IHS price forecasts adjusted based on the historical difference between IHS pricing and SIRE’s historical realized price per ton; (ii) production volumes in-line with historical levels and (iii) gross margin consistent with historical results (“Sensitivity Case #1”)  A sensitivity case based on the Sensitivity Case #1 that also incorporates production growth and capital expenditures associated with the project SIRE began considering in 2019 (the “Unit 8 Expansion”) that would increase soda ash production levels to approximately 3.5 million metric tons per annum (“mtpa”) ( “Sensitivity Case #2”)   Analyzed the Statement of Resources and Reserves Through Life of Mine prepared by Hollberg Professional Group, P.C. as  of March 10, 2022 (the “SIRE Reserve Report”)   SIRE Management provided information that informed these updates and adjustments  Adjusted the weighted average cost of capital (“WACC”) analysis to utilize a cost of debt based upon the ICE BofA BB U.S. High Yield Bond Index yield-to-worst as of September 15, 2022  Adjusted the terminal year Enterprise Value / EBITDA multiple range utilized in the discounted cash flow analysis to 5.5x−8.0x from 6.0x−8.0x  Adjusted the Enterprise Value / 2023E EBITDA multiple range utilized in the precedent M&A transactions analysis to 6.0x−8.5x from 7.0x−9.0x  ●1  ●2  2

Confidential – Preliminary and Subject to Change

Executive Summary

Summary Organizational Structure and Transaction Economics

($ in millions, except per unit amounts)

Current Partnership Ownership Structure


Türkiye Şişe Ve Cam Fabrikaları A.Ş ("Sisecam Parent")
100%
Sisecam Chemicals USA Inc. ("Sisecam USA")
WE Soda Ltd. ("WE Soda")
100%
Ciner Enterprise Inc. ("Ciner Enterprises")
60%
40%
Sisecam Chemicals Resources LLC ("Sisecam Chemicals" or "SCR")
100%
Public
Sisecam Chemicals Wyoming LLC ("SCW LLC")
100%
Sisecam Resource Partners LLC ("SIRE GP")
~26% LP Interest 5,248,791 Common Units
~72% LP Interest 14,551,000 Common Units
~2% LP Interest 399,000 GP Units
Natural Resources Partners LP ("NRP")
100%
NRP Trona LLC ("NRP LLC")
Interests to be acquired in the Proposed Transaction
Sisecam Resources LP (the "Partnership" or "SIRE")
51%
49%
Sisecam Wyoming LLC ("Sisecam Wyoming")

Transaction Economics

Implied SIRE Consolidated Enterprise Value

	Consideration Price	Unit Price as of 9/15/22
SIRE Common Unit Price	$17.90	$21.28
SIRE Units Outstanding[1]	20.2	20.2
Total Equity Value – SIRE[1]	**$361.6**	**$429.8**
Noncontrolling Interest[2]	347.4	413.0
Total Equity Value – Sisecam Wyoming	**$708.9**	**$842.8**
Plus: Net Debt as of December 31, 2022	140.2	140.2
Consolidated Enterprise Value	**$849.2**	**$983.0**
SIRE Financial Projections – SIRE Consolidated EBITDA[3]		
2022E	$152.0	$152.0
2023E	154.0	154.0
2024E	143.5	143.5
2025E	113.4	113.4
Enterprise Value / SIRE Consolidated EBITDA		
2022E	5.6x	6.5x
2023E	5.5	6.4
2024E	5.9	6.9
2025E	7.5	8.7

Source: Partnership filings, FactSet, SIRE Financial Projections

1. Reflects the sum of: (i) 19,799,791 Common Units outstanding and (ii) 399,000 general partner units representing an approximate 2.0% limited partner interest in SIRE and assumes pro rata allocation of equity value to Common Units and SIRE GP, with no incremental allocation to SIRE GP attributable to IDRs
2. SIRE's total equity value represents a 51% interest in Sisecam Wyoming with the resulting 49% non-controlling interest stated at implied market value based on the SIRE Common Unit price
3. 100% of Sisecam Wyoming EBITDA less SIRE G&A

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 Confidential – Preliminary and Subject to Change  $21.28  $17.87  $17.45  $19.16  $18.80  $17.90   $20.05  $12.00  $14.00  $16.00  $18.00  $20.00  $22.00  $24.00  7/8/21  9/8/21  7/15/22  9/15/22  Historical Price (SIRE)  11/9/21 1/10/22  Last 30 Trading Days VWAP  3/13/22 5/14/22  Last 60 Trading Days VWAP  Last 6 Months VWAP  Last 12 Months VWAP  Proposed Consideration  Go-Forward VWAP  Executive Summary  SIRE Unit Trading  7/5/22: SCR delivered non- binding proposal to acquire all Common Units held by Unaffiliated Unitholders  Consideration Premium   SIRE Price Relative to Hist  $17.90  $21.25  1  Proposed Consideration  Unaffected Closing Price Last 30 Trading Days VWAP Last 60 Trading Days VWAP Last 6 Months VWAP  Last 12 Mon Go  11/19/21: Ciner Enterprises agreed to sell 60% of SCR, inclusive of control, to Sisecam USA for $300 million  1/27/22: CINR / SIRE  announced a quarterly cash distribution increase from  $0.34 to $0.65 per unit  Source: FactSet, Bloomberg  4

 Confidential – Preliminary and Subject to Change  Executive Summary  On November 19, 2021, Ciner Enterprises agreed to sell a 60% interest in Sisecam Chemicals to Sisecam USA for $300.0 million (the “2021 Acquisition”)  As a result of the transaction:   Sisecam Parent owns a controlling interest in the Partnership and Sisecam Wyoming through its indirect, majority ownership of SIRE GP   Sisecam Parent owns 60.0% of an approximate 74.1% economic interest in SIRE  Assumed Unit Price Premium and Implied Value Paid for SIRE GP  2021 Acquisition of 60% of SCR  2021 Acquisition Overview  Illustrative Value per LP Unit  $18.34  $20.00  $22.00  $24.00  $26.00  $28.00  $30.00  $32.00  $34.36  SIRE Units Owned by Sisecam Chemicals  14.6  14.6  14.6  14.6  14.6  14.6  14.6  14.6  14.6  Implied Value of SIRE Units  $266.8  $291.0  $320.1  $349.2  $378.3  $407.4  $436.5  $465.6  $500.0  Implied Value Paid by Sisecam Parent  $500.0  $500.0  $500.0  $500.0  $500.0  $500.0  $500.0  $500.0  $500.0  Implied Value for Control  $233.2  $209.0  $179.9  $150.8  $121.7  $92.6  $63.5  $34.4  $--  Implied SIRE Equity Market Cap1  $370.3  $404.0  $444.4  $484.8  $525.2  $565.6  $606.0  $646.4  $694.1  Control Value as % of SIRE Equity Market Cap  63.0%  51.7%  40.5%  31.1%  23.2%  16.4%  10.5%  5.3%  --%  Implied Sisecam Wyoming Equity Value2  $726.2  $792.1  $871.3  $950.5  $1,029.7  $1,109.0  $1,188.2  $1,267.4  $1,360.9  Control Value as a % of Sisecam Wyoming Equity Value  32.1%  26.4%  20.6%  15.9%  11.8%  8.3%  5.3%  2.7%  --%  ($ in millions, except per unit amounts)  Source: Public filings  1. Based on Illustrative Value per LP Unit and 20.2 million SIRE LP and GP units  Implied Value of Sisecam Chemicals  Value of Sisecam Parent Interest  $300.0  Divided by Ownership in Sisecam Chemicals  60.0%  Implied Value of Sisecam Chemicals  $500.0  2.  SIRE Market Cap divided by 51% to arrive at an implied equity value for Sisecam Wyoming  5

 Confidential – Preliminary and Subject to Change  II. SIRE Situation Analysis

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Public Trading Statistics  ($ in millions, except per unit amounts)  Balance Sheet and Credit Data  Common Unit Price and Distribution Information  General Partner Incentive Distribution Rights   As of June 30, 2022   Cash and Marketable Securities Short-Term Debt  Long-Term Debt  $3.4 8.7  145.6  Total Debt Net Debt  Plus: Noncontrolling Interest (Book Value) Plus: Partners' Capital  $154.3  $150.9 156.4  201.2  Net Book Capitalization  $508.5  Revolver Availability / Total Revolver Capacity  $120 / $225  Current  2023E  $2.00  2.40  9.4%  11.3%  Net Debt / Net Book Cap  29.7%  2024E  2.21  10.4%  Net Debt / 2022E EBITDA  1.0x  $3.00  $2.50  $2.00  $1.50  $1.00  $0.50  $--  $--  $5.00  $10.00  $15.00  $20.00  $25.00  9/15/20  5/16/21  Distribution per Unit  9/15/22  Distribution per Unit  Unit Price  1/14/22  Unit Price  Quarterly Distribution per LP Unit $0.5000  Total Total Total Quarterly Quarterly  Total Annual  Total Annual  Quarterly Quarterly Distribution Distribution to GP  LP Units Distribution Distribution Distribution Distribution  % to LP % to GP  LP Quarterly Distribution Range  Within Range per LP Unit Outstanding to LPs  to GP to LPs to GP  98.0%  2.0%  $--  $0.5000  $0.5000  $0.0102  19.8  $9.9  $0.2  $39.6  $0.8  98.0%  2.0%  0.5000  0.5750  --  --  19.8  --  --  --  --  85.0%  15.0%  0.5750  0.6250  --  --  19.8  --  --  --  --  75.0%  25.0%  0.6250  0.7500  --  --  19.8  --  --  --  --  50.0%  50.0%  0.7500  --  --  19.8 -- -- -- --    $9.9 $0.2 $39.6 $0.8   % of Total Distributions to the GP  % of Total Distributions to the IDRs  2.0%  --%  Source: Public filings, FactSet, SIRE Financial Projections  Includes General Partner 2.0% interest  Implied market value of the 49% interest in Sisecam Wyoming owned by NRP LLC, calculated as the Partnership’s Total Equity Value divided by 51% multiplied by 49%   As of September 15, 2022   Total Units Outstanding1 Common Unit Price  20.2  $21.28  Total Equity Value Plus: Net Debt  Plus: Noncontrolling Interest (Market Value)2  $429.8 150.9  413.0  Enterprise Value  $993.7   Management Projections    Metric Yield/Multiple   Distribution Yield  EV / EBITDA3  2022E  $152  6.5x  2023E  154  6.5  2024E  143  6.9  3.  SIRE Consolidated EBITDA equal to 100% of Sisecam Wyoming EBITDA less SIRE G&A  6

 Confidential – Preliminary and Subject to Change  COVID-19 Impacted  $104  $121  $134  $117  $120  $137  $135  $62  $89  $155  2.27  2.31  2.41  2.49  2.46  2.37  2.50  2.02  2.55  2.29  --  1.0  2.0  3.0  4.0  5.0  6.0  $ --  $25  $50  $75  $100  $125  $150  $175  2013A  2014A  2017A  2018A 2019A 2020A  Soda Ash Volume Sold (Million Metric Tons)  2021A  2022E  Soda Ash Volume Sold (Million Metric Tons)  2015A 2016A  Sisecam Wyoming EBITDA  Owns a controlling 51% interest in Sisecam Wyoming, one of the largest and lowest cost producers of natural soda ash in the world   Sisecam Wyoming’s Green River Basin facility has been in operation for more than 50 years  2.5 million mtpa of soda ash production capacity and over 50 years of trona mining reserves  Since 2019, SIRE management has been evaluating the Unit 8 Expansion that could increase production levels to  3.5 million mtpa, 134% of the last five-year average  SIRE Situation Analysis  Partnership Overview  Description  Sisecam Wyoming Plant Location and Mine Footprint  Known Sodium Leasing Area  ($ in millions)  Historical and Projected Sisecam Wyoming EBITDA and Volumes Sold  Source: Partnership filings, SIRE management  7  2.4 mtpa / 96.0%  2013A–2019A Avg. Sales Volumes / Capacity Utilization

Confidential – Preliminary and Subject to Change

SIRE Situation Analysis

Proposed Unit 8 Expansion

Project Overview

- Beginning in 2019, Sisecam Wyoming has considered the Unit 8 Expansion, including construction of a new refinery unit, rail track loop and associated facilities that would increase soda ash production levels to approximately 3.5 million mtpa
  - The project would involve installing a new Unit 8 circuit, construction of an additional production shaft and construction of a new rail loop track, among other additions
- Sisecam Wyoming began procuring engineering services related to the Unit 8 Expansion in 2019
- On February 18, 2020, Sisecam Wyoming presented to the Sweetwater County Commission to obtain approval to construct the Unit 8 Expansion
  - At the time, Sisecam Wyoming estimated a total project cost of $426.0 million
- In August 2020, in light of reduced demand caused by the COVID-19 pandemic, SIRE elected to slow capital expenditures associated with the Unit 8 Expansion
- Leading up to the 2021 Acquisition, SIRE continued to assess the timing of the project in the context of the capital outlay, construction schedule and market recovery
  - Throughout this time, SIRE maintained that it planned to expand operations and it was confident in the long-term fundamentals that supported new capacity in the market
- In a reserve estimate filed on March 15, 2022, SIRE commented that the Unit 8 Expansion was shown outside the 5-year capital budget, and given the uncertainties of timing, the Unit 8 Expansion was not included in the reserve estimate. However, SIRE commented that the operation is considered profitable as-is
  - On September 16, 2022, SIRE management provided an updated capital expenditure estimate for the Unit 8 Expansion of $750 million to $835 million

Project Layout


Pond 2
Pond 3
9
10
11
12
Stevens Draw
Existing Landfill
Pond 1 Stacker
Upper Delta
Shaft 5 Area Approximate Location
Plant Facilities
Unit 8 Area Approximate Location
Stockpile Approximate Location
Pond 1
16
15
14
13
Sewage Lagoon
Loop Track Approximate Location

Permitting Status

- Sisecam Wyoming has received several regulatory approvals for construction of the Unit 8 Expansion, including the Air Quality (New Source Review Construction Permit), Land Quality Permit, Bureau of Land Management On-Lease Action Approval and Industrial Siting Permit
- Sisecam Wyoming still needs a water quality permit and a construction permit from Sweetwater County
- Some permits can expire, and changes to design or location would require additional permitting

Source: Partnership filings and reports

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Confidential – Preliminary and Subject to Change

SIRE Situation Analysis

Transportation Overview

Overview

- SIRE's production is transported from Wyoming via Union Pacific Railroad ("UP") pursuant to a master contract amendment executed October 27, 2021 (the "UP Agreement")
  - The UP Agreement began on January 1, 2022 and expires on December 31, 2025
  - Beginning on January 1, 2023, rates are adjusted annually based on the prior four quarterly indices of the All Inclusive Index Less Fuel with Forecast Error Adjustment ("All-LF"), as published by the Association of American Railroads
  - In the event the average price of Retail On-Highway Diesel Fuel calculated monthly based on prices reported on the U.S. Department of Energy Website equals or exceeds $2.30 per gallon, UP will add a mileage-based fuel surcharge to the freight charges
  - Shortfall payment is required to be made to UP if SIRE does not ship 85% of its production on UP
    - In 2021, SIRE shipped over 90% of production on UP
- Production for export is transported on UP to Kansas City Southern Railroad ("KCS") for transportation to Mexico and to terminals in the U.S. Northwest for transport via Handysize vessels to Asia and Latin America
  - A Handysize vessel holds 40,000 to 50,000 tons of dry bulk

Historical All-LF


2012-2022E Average Annual Change
Core CPI: 2.2%
All-LF: 2.5%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
(2.0%)
(4.0%)
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Core CPI Inflation
All-LF with Forecast Error Adj.

Historical Handysize Dry Bulk Costs (Asia)


$40,000
$30,000
$20,000
$10,000
$0
Dayrate
Nov-2017
Apr-2018
Sep-2018
Feb-2019
Jul-2019
Dec-2019
May-2020
Oct-2020
Mar-2021
Aug-2021
Jan-2022
Jun-2022

Source: SIRE management, Association of American Railroads, FactSet, Bloomberg

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 Confidential – Preliminary and Subject to Change  Freight costs are primarily comprised of rail transportation, port fees and seaborne shipping costs   The majority of freight costs for domestic sales are rail transportation and storage costs, which are contracted and fairly stable   Exports incur seaborne shipping costs, which are  more cyclical in nature  SIRE Situation Analysis  Freight Costs  Freight Cost Overview  Historical Freight Cost Trend  2022E Freight Cost ($MM)  2022E Projected Freight Cost per Metric Ton:  $103.99  Domestic Sales  Exports  $78  $70  $106  $117  $81  $88  $88  $75  $90  $100  $140  $120  $100  $80  $60  $40  $20  $--  2018A 2019A  Total Freight Cost ($MM)  2020A 2021A 2022E  Freight Cost per Ton ($/mt)  $62  $73  $49  $107  $172  $40  $39  $38  $71  $116  $200  $175  $150  $125  $100  $75  $50  $25  $--  2018A 2019A  Total Freight Cost ($MM)  2020A 2021A 2022E  Freight Cost per Ton ($/mt)  Domestic  $117  Source: SIRE management  10  Export  $172

 Confidential – Preliminary and Subject to Change  Natural Gas  $16.90  Electricity  $4.19  Fixed Utilities  $5.16  After transportation, SIRE’s second most significant operating cost is energy  SIRE’s primary energy cost is natural gas, as well as electricity and fixed utilities   Natural gas cost is primarily driven by power- generation required for mining and trona processing plant equipment  SIRE Situation Analysis  Energy Costs  Energy Cost Overview  Historical Energy Cost Trend  2022E Energy Cost per Unit ($ / Metric Ton)  2022E Total Energy Cost per Metric Ton:  $26.25  Natural Gas  Fixed Utilities  Electricity  3.45  3.49  4.07  3.78  3.95  $3.36  $3.25  $2.87  $2.98  $4.28  $0.00  $2.00  $4.00  $6.00  $8.00  --  1.00  2.00  3.00  4.00  5.00  2018A  2019A  Actual / Projected Cost ($/MMBtu)  Consumption (MMBtu/mt)  197  181  154  122  126  $0.035  $0.034  $0.039  $0.033  $0.033  $0.020  $0.025  $0.030  $0.035  $0.040  $0.045  $0.050  --  50  100  150  200  250  2018A  2019A  2020A  2021A  2022E  Actual / Projected Cost ($/kWh)  Consumption (kWh/mt)  $6.74  $6.48  $6.41  $5.36  $5.16  $8.00  $7.00  $6.00  $5.00  $4.00  $3.00  $2.00  $1.00  $0.00  2018A  2019A  2020A  2021A  2022E  Unit Cost ($/mt)  2020A 2021A 2022E  During Q4 2020, SIRE placed a new natural gas-fired turbine co-generation facility into service, which provides approximately one- third of the mine’s power  Source: SIRE management  11

 Confidential – Preliminary and Subject to Change  Salaried  297  Hourly 147  Sisecam Chemicals currently employs 444 people who work at SIRE’s facility  In 2021, Sisecam Chemicals completed a one-time cost of living adjustment to salaries as a retention initiative given recent tightness in the U.S. labor market  In 2022, Sisecam Chemicals gave certain groups of technical operations personnel an approximate 5% increase in salaries to bring them more in line with market  SIRE Situation Analysis  Personnel Costs  Personnel Cost Overview  Historical Personnel Cost Trend  Current Facility Employee Count by Salary Type  446  452  444  444  444  $144  $150  $147  $166  $185  $--  $50  $100  $150  $200  $250  --  100  200  300  400  500  2018A  2019A  2020A  2021A  2022E  Avg. Fully-Loaded Cost ($K/employee/year)  Employees  Personnel Cost Drivers  Total Personnel Costs ($MM)  $64.3  Source: Partnership filings, SIRE management  12  $67.8  $65.3  $73.6  $82.0  $--  $20.0  $60.0  $40.0  $80.0  $100.0  2018A  2019A  2020A  2021A  2022E

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  13  SIRE Financial Projections – Assumptions  Revenue  Long-term domestic / export revenue breakout of 50% / 50%   Domestic and export pricing based on SIRE management’s forecast  Export revenue is broken out into ANSAC and direct export projects with no sales attributable to ANSAC in 2023E+  Expenses  Expenses based on historical costs per unit, the majority of which are projected to increase 5.8% in 2023E and 2.2% in 2024E and each year thereafter   Costs per unit for domestic freight and personnel are projected to increase 5.8% in 2023E and 3.0% in 2024E and each year thereafter   Energy costs per unit are expected to increase 5.8% in 2023E, then decline in 2024E to a level which is 2.2% greater than 2022E and increase at a 2.2% annual rate thereafter  SIRE-Level G&A  Annual cash G&A incurred at the Partnership level after distributions received from Sisecam Wyoming equal to $2.9 million in 2022E and $4.0 million each year thereafter   Deducted from Sisecam Wyoming EBITDA to arrive at SIRE Consolidated EBITDA   Deducted from SIRE's 51% share of Sisecam Wyoming EBITDA to arrive at EBITDA Attributable to SIRE  Capital Expenditures  Maintenance capital expenditures of $25.0 million in 2022E are projected to increase 2.2% annually thereafter  No growth capital expenditures contemplated in the forecast   Detailed engineering work on Unit 8 Expansion completed, but SIRE management has stated that the project was postponed due to COVID-19 market conditions and is not currently contemplated given SIRE management’s view of global demand as well as increased projected capital costs for the project  Credit Facility Assumptions  Sisecam Wyoming’s existing $225 million revolving credit facility includes an accordion provision to increase the commitment to $475 million subject to certain lender approvals  $105 million drawn as of June 30, 2022  2.05% interest rate  Distribution Coverage / Total Leverage  Sisecam Wyoming to maintain a distribution coverage ratio of 1.50x in 2022E, 1.25x in 2023E and 2024E, and 1.10x thereafter   SIRE to distribute 100% of distributions received from Sisecam Wyoming less G&A incurred at the Partnership  Sisecam Wyoming to use all remaining cash flow to pay down debt

 Confidential – Preliminary and Subject to Change  $68  $66  $37  $74  $85  $92  $47  $47  $47  331  317  188  350  296  296  150  --  --  150  150  400  350  300  250  200  150  100  50  --  $--  $20  $40  $60  $80  $100  2018A  2019A  2020A  2021A  2022E  2025E  2026E  2027E  2028E  Deca Sales  2023E 2024E  Metric Tons ('000s)  SIRE Situation Analysis  Historical and Projected Sales and Deca Breakout  Historical and Projected Sales ($ in millions)  $233  $207  $209  $277  $289  $344  $330  $311  $314  $340  $344  $253  $316  $178  $114  $50  $6  $150  $385  $441  $408  $374  $369  $399  $396  $487  $523  $392  $540  $724  $785  $738  $685  $684  $739  $740  $ --  $200  $400  $600  $800  2018A  2019A  2020A  2021A  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Domestic ANSAC Direct Export  Deca Sales By Year ($ in millions, thousand mtpa)  Source: Partnership filings, SIRE Financial Projections  14

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Global Production and SIRE Market Share  Historical and Projected Global Soda Ash Consumption Volumes and SIRE Market Share  (metric tons in millions)  2.2  2.3  2.3  2.4  2.5  2.5  2.4  2.5  2.0  2.6  2.5  2.5  2.4  2.2  51.2  51.3  52.3  53.1  53.8  56.4  56.7  59.4  56.5  59.7  62.1  64.0  65.8  53.4  53.5  54.6  55.5  56.3  58.9  59.0  61.9  58.5  62.3  64.7  66.5  68.2  69.9  4.2%  4.2%  4.2%  4.3%  4.4%  4.2%  4.0%  4.0%  3.4%  4.1%  3.9%  3.8%  3.5%  3.2%  67.6  --%  1.0%  2.0%  3.0%  4.0%  5.0%  6.0%  7.0%  --  10.0  20.0  30.0  40.0  50.0  60.0  70.0  80.0  2012A 2013A 2014A 2015A 2016A  SIRE  2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E  Rest of World SIRE Global Volume Market Share  Source: SIRE Financial Projections, IHS Markit, U.S. Geological Survey  15

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Deca Rehydration  Commentary  Historical Ore-to-Ash Ratio  331  317  188  350  296 296  150  -- --  150 150  50  --  250  200  150  100  400  350  300  '18A '19A '20A '21A '22E '23E '24E '25E '26E '27E '28E  SIRE’s surface site includes a network of natural ponds used to recapture soda ash lost in processing trona through a process called deca rehydration   During trona processing, an evaporative crystallizer technology is employed to refine and reuse soda ash throughout the purification process. A concentrated aqueous solution is introduced to maintain the purity and quality of the refined soda ash product. Run-off from this stream flows to the facility’s pond network   SIRE developed a solution to reduce the capacity of these ponds and recover purified soda ash crystals (chemically, sodium carbonate decahydrate) to be used as an additional feedstock for trona ore during processing  The Partnership considers its ore-to-ash ratio (i.e., tons of trona ore needed to produce one ton of soda ash) a key operating performance metric   A lower ratio results in lower costs and improved efficiency  After introducing deca rehydration in 2009, the Partnership reduced its ore-to-ash ratio by 11% over the next three years   Deca rehydration also reduced the energy consumption required per ton of soda ash produced  Over the past several years, SIRE has utilized its reserves of deca from the ponds at a rate above SIRE management’s estimated rate of natural replenishment   Management expects to reduce deca consumption (and the production capacity associated with deca rehydration) beginning in 2024 to alleviate this depletion  Management estimates that SIRE’s stable, long-term deca rehydration-based production capacity is approximately 150,000 mtpa  Historical and Projected  Deca Sales Volumes (Thousand Metric Tons)  1.80  1.74  1.61 1.60  1.56 1.59  1.52 1.52 1.50 1.50 1.54 1.51  1.60  1.56 1.58  1.00  1.20  1.40  1.60  1.80  2.00  2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 1H22  150,000 Metric Ton Estimated Annual Replenishment  Source: SIRE Financial Projections, SIRE management  16

 Confidential – Preliminary and Subject to Change  COVID-19  Impacted  COVID-19  Impacted  $300  $275  $250  $225  $200  $175  $150  $125  $100  $75  $50  2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  Source: SIRE management, USGS, IHS  SIRE Situation Analysis  Soda Ash Pricing Trends – Domestic Sales and Exports  Historical and Projected Soda Ash Pricing Trends – Domestic Sales vs. Exports  ($ per metric ton)  Domestic Sales  Exports  SIRE direct export net pricing is in line with IHS forecast in 2023E; significant negative divergence beginning in 2024E  Legend  SIRE Domestic, Net USGS, FOB Plant IHS Domestic, Net  Legend  SIRE ANSAC, Net  SIRE Direct Export, Net  USGS Export, FAS IHS Export, Net  $5 / mtpa  2012A–2019A Avg.  IHS Premium to SIRE  $48 / mtpa  2022E–2028E Avg.  IHS Premium to SIRE  $64 / mtpa  2022E–2028E Avg.  IHS Premium to SIRE  $30 / mtpa  2012A–2019A Avg.  IHS Premium to SIRE  Note: For historical periods, SIRE netback pricing for domestic sales and exports is expressed as the gross realized price less the freight cost per unit sales volume, respectively, by sales channel  17

 Confidential – Preliminary and Subject to Change  21.03  25.14 23.72 23.59 26.25  30.21  26.84 27.45 28.07  28.70 29.34  27.11  27.09  32.41  28.83  32.55  35.25  37.67  41.07  42.30 41.17  42.40  10.50  10.96  9.29  6.01  7.99  8.54  7.92  7.66  7.48  7.48  7.35  4.02  3.23  7.00  4.76  4.86  4.97  5.09 5.20  5.32  24.27  22.62  3.90  22.29  4.50  25.64  28.34  32.98  31.90  30.56  28.18  30.43  31.12  55.59  63.34  41.16  43.42  72.27  70.80  62.29  58.89  57.02 51.47  151.62  146.63  133.24  128.17 70.74  172.87  184.00 180.00  174.00 170.00 170.00 167.00  $--  $20  $40  $60  $80  $100  $120  $140  $160  $180  $200  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  17.1% 15.6% 17.7% 16.4% 15.2% 16.4% 14.9% 15.8% 16.5% 16.9% 17.6%  18.5% 17.9%  24.3% 22.5%  18.8% 19.2% 20.9%  23.6% 24.9% 24.2% 25.4%  7.2%  7.2%  7.0%  4.7%  4.6%  4.4%  2.7%  2.6%  3.4%  2.5%  4.0%  2.6% 2.7% 4.4%  4.6% 4.4%  2.9%  3.0% 3.1%  4.4% 4.4%  3.2%  16.6%  14.9%  16.7%  20.0%  16.4% 17.9% 17.7%  17.6% 16.6% 17.9%  18.6%  37.9% 41.8%  30.9%  33.9% 33.5%  40.9% 39.3% 39.3% 35.8% 34.6%  30.8%  --%  10%  20%  30%  40%  50%  60%  70%  80%  90%  100%  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  SIRE Situation Analysis  Historical and Projected Margin per Ton Analysis  Per SIRE management, Sisecam Wyoming receives a net price plus payment for freight costs incurred with freight treated as a pass-through cost  A review of gross margin excluding freight cost reveals that margin compression is primarily driven by increased personnel costs and reduced net price   Per the SIRE Financial Projections, gross profit per metric ton is projected to decline from $70.74 to $51.47, or 27.2%   Reduced net price represents 8.3% of the 27.2% margin compression from 2022E to 2028E   Of the remaining 18.9% of margin compression between 2022E and 2028E, personnel costs are the key driver  Historical and Projected Margin Trend (Excluding Freight)  Gross Profit per Metric Ton ($ / mt) Gross Profit as % of Net Revenue  37.1%  Energy  Personnel  Royalties  Production Taxes  Other  Gross Profit  Source: SIRE management  18  2018A−2022E Avg. Gross Margin

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Natural Gas Consumption and Realized Price  Source: SIRE management, SIRE Financial Projections  Fixed Utilities per ton for 2024E and thereafter is calculated indirectly as management’s total energy cost per ton projection less projected natural gas and electricity costs per ton, both of which are based on separately provided usage and cost assumptions independent from management’s financial model  Henry Hub reflects EIA-reported spot prices through 8/31/22 and the NYMEX futures curve as of 8/31/22 from September 2022 and thereafter  $11.60  $11.33  $11.68  $11.26  $16.90  $20.30  $19.59  $19.51  $19.08  $20.32  $20.32  $3.36  $3.25  $2.87  $2.98  $4.28  $5.23  $4.97  $4.88  $4.77  $5.16  $5.16  $10.18  $9.14  $9.04  $6.79  $5.07  $4.67  $2.28  $3.05  $4.21  $3.22  $3.87  $25.14  $23.72  $23.59  $21.03  $26.25  $30.21  $26.84  $27.45  $28.07  $28.70  $29.34  Historical and Projected Energy Costs  Energy Costs by Source ($ / Metric Ton)  $35.00  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  2018A  2019A  2020A  2021A  2022E  2028E  Natural Gas  Electricity  2023E 2024E 2025E 2026E 2027E  Fixed Utilities and Other 1  Electricity Consumption and Realized Price  3.5  3.5  4.1  3.8  3.9  3.9  3.9  4.0 4.0  3.9 3.9  $0  $2  $4  $6  $8  $10  0  1  2  3  4  5  '18A  Price ($/MMBtu)  Consumption (MMBtu/mt)  '19A '20A '21A '22E '23E '24E '25E '26E '27E '28E  Consumption Actual and Projected Price Henry Hub2  197  181  154  122  126 126 126 126 126 126 126  $0.08  $0.07  $0.06  $0.05  $0.04  $0.03  $0.02  $0.01  $0.00  0  50  100  150  200  250  Price ($/kWh)  Consumption (kWh/mt)  '18A '19A '20A '21A '22E '23E '24E '25E '26E '27E '28E  Consumption3 Actual and Projected Price EIA NWPP Industrial End-Use  3.  Electricity consumption (i) reflects management-reported historical usage through 6/30/22 and (ii) assumes usage per metric ton is constant with 1H22A for projection periods  19

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Personnel Cost Drivers  $27.11  $27.09  $32.41  $28.83  $32.55  $35.25  $37.67  $41.07  $42.30  $41.17  Historical and Projected Personnel Costs  Personnel Cost per Ton ($ / Metric Ton)  $50.00  $20.00  $10.00  $--  $30.00  $40.00  446  452  444  444  454  444 444  440  440  444  444  $144  $150  $147  $166  $185  $195  $201  $207  $213  $220  $226  $--  $50  $100  $150  $200  $250  $300  --  100  200  300  400  500  2018A  2019A  2020A  2021A  2022E  2023E 2024E 2025E  Avg. Fully-Loaded Cost ($K/employee/year)  2026E  2027E  2028E  Fully-Loaded Cost ($K/employee/yr)  Employees  Employees  Source: SIRE Financial Projections, SIRE Management  20

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Summary of the SIRE Financial Projections  Sales Volumes and Net Realized Pricing  Sales Volumes Net Realized Pricing  Sisecam Wyoming Distributed Cash Flow  Net Debt / EBITDA  ($ in millions, except per mt amounts)  Sisecam Wyoming Distribution Coverage  0.96  0.79  0.85  1.18  1.17  1.26  1.19  1.11 1.11  1.19 1.19  1.41  1.71  1.16  1.37  1.35  1.26  1.19  1.11 1.11  1.19 1.19  2.37  2.50  2.02  2.55  2.52 2.52  2.37  2.22 2.22  2.37 2.37  $--  $50  $100  $150  $200  $250  --  0.50  1.00  1.50  2.00  2.50  3.00  '20A  '21A  '22E  ($ per metric ton)  (mtpa in millions)  '18A '19A  Domestic  Export  '23E '24E '25E '26E '27E '28E  Average Domestic  Export  Sisecam Wyoming Adjusted EBITDA  71.0 70.3  3  68.2  67.6  31.5  44.5  75.9  77.4  72.  $139.3 $137.9  $64.3  $90.8  $154.9 $158.0 $147.5  $117  $--  $25  $75  $50  $125  $100  $150  $175  $200  2018A  45.9  30.3  43.3  52.9  48.6  41.3  37.5 39.1  32.5  44.1  29.2  20.6  41.6  50.8  46.7  39.7  36.0  37.5  31.2  $90.0  $59.5  $14.5  7.1 21.4  7.4  $42.0  $85.0  1.37x 1.94x 2.75x 1.49x 1.48x 1.25x 1.25x 1.10x 1.10x 1.10x 1.10x  $103.7  $95.3  $81.0  $73.5  $76.6  $63.7  $--  $25  $50  $75  $100  $125  $150  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  Distributions to SIRE Distributions to NRP  0.6x  0.8x  2.0x  1.3x  0.9x  0.7x  0.5x  0.5x  0.5x  0.5x  0.5x  --x  0.5x  1.0x  1.5x  2.0x  2.5x  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  Net Debt / EBITDA  Source: SIRE Financial Projections  21

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  22  Sisecam Wyoming Financial Projections – EBITDA  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.17  1.26  1.19  1.11  1.11  1.19  1.19  Expost Sales Volumes (mt)  1.35  1.26  1.19  1.11  1.11  1.19  1.19  Sales Volumes (mt)  2.52  2.52  2.37  2.22  2.22  2.37  2.37  Volume Growth (%)  (1.3%)  (0.1%)  (5.8%)  (6.4%)  --%  6.8%  --%  Domestic Gross Revenue  $289.1  $344.1  $330.4  $310.7  $314.5  $339.9  $344.2  Export Gross Revenue  435.1  440.9  407.7  374.4  369.5  398.9  396.2  Gross Revenue  $724.2  $784.9  $738.0  $685.2  $683.9  $738.8  $740.3  Domestic Freight  ($117.0)  ($132.7)  ($128.8)  ($124.2)  ($127.9)  ($140.7)  ($145.0)  Export Freight  (171.8)  (189.3)  (182.4)  (174.6)  (178.5)  (195.0)  (199.3)  Freight Costs  ($288.7)  ($321.9)  ($311.2)  ($298.8)  ($306.5)  ($335.7)  ($344.3)  Domestic Net Revenue  $172.1  $211.4  $201.6  $186.5  $186.5  $199.2  $199.2  Export Net Revenue  263.3  251.6  225.3  199.8  191.0  203.9  196.8  Net Revenue  $435.4  $463.0  $426.9  $386.4  $377.5  $403.1  $396.0  Average Net Realized Price  $172.87  $184.00  $180.00  $174.00  $170.00  $170.00  $167.00  Energy Costs  (66.1)  (76.0)  (63.7)  (60.9)  (62.3)  (68.1)  (69.6)  Personnel Costs  (82.0)  (88.7)  (89.3)  (91.2)  (93.9)  (97.6)  (100.6)  Royalties  (20.1)  (21.5)  (18.8)  (17.0)  (16.6)  (17.7)  (17.4)  Severance & Ad Valorem Taxes  (17.6)  (12.0)  (11.5)  (11.0)  (11.3)  (12.3)  (12.6)  Other  (71.4)  (83.0)  (75.6)  (67.9)  (62.6)  (72.2)  (73.8)  Cost of Goods Sold  ($257.3)  ($281.2)  ($259.0)  ($248.0)  ($246.7)  ($267.9)  ($274.0)  Gross Profit  $178.2  $181.8  $167.9  $138.3  $130.8  $135.2  $122.1  Gross Margin (% of Net Revenue)  40.9%  39.3%  39.3%  35.8%  34.6%  33.5%  30.8%  Operating Expenses  (23.3)  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $154.9  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  EBITDA Margin (% of Net Revenue)  35.6%  34.1%  34.5%  30.4%  29.0%  28.1%  25.2%  For the Years Ending December 31,  ($ in millions)

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Sisecam Wyoming Financial Projections – Cash Flow Summary  Sisecam Wyoming EBITDA $154.9  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  Less: Cash Interest Expense (4.1)  (2.9)  (2.2)  (1.6)  (1.3)  (1.2)  (1.1)  Less: Maintenance Capital Expenditures (25.0)  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  Distributable Cash Flow $125.8  $129.6  $119.1  $89.1  $80.8  $84.3  $70.1  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $43.3  $52.9  $48.6  $41.3  $37.5  $39.1  $32.5  Distributions to NRP (49.0%)  41.6  50.8  46.7  39.7  36.0  37.5  31.2  Distributed Cash Flow  $85.0  $103.7  $95.3  $81.0  $73.5  $76.6  $63.7  Distributable Cash Flow Surplus / (Shortfall)  $40.8  $25.9  $23.8  $8.1  $7.3  $7.7  $6.4  Sisecam Wyoming Coverage Ratio  1.48x  1.25x  1.25x  1.10x  1.10x  1.10x  1.10x  2022E  2023E  For the Years Ending December 31, 2024E 2025E 2026E  2027E  2028E  Sisecam Wyoming Distributable Cash Flow  Source: SIRE Financial Projections  23  ($ in millions)

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Sisecam Wyoming Financial Projections – Sources and Uses  Distributable Cash Flow Surplus / (Shortfall) $40.8  $25.9  $23.8  $8.1  $7.3  $7.7  $6.4  Increase / (Decrease) in Net Working Capital (27.5)  0.4  15.7  8.2  0.8  (9.8)  (1.0)  Cash from Revolver / (Cash to Revolver) --  --  --  --  1.4  5.7  --  Total Sources $13.3  $26.3  $39.5  $16.3  $9.5  $3.5  $5.4  Uses  Growth Capital Expenditures  $0.1  $--  $--  $--  $--  $--  $--  Mandatory Debt Paydown  8.6  8.8  9.1  9.3  9.5  3.5  4.9  Discretionary Debt Paydown  1.3  17.4  30.5  7.0  --  --  0.5  Cash to (from) Balance Sheet  (1.8)  (3.4)  --  --  --  --  --  Other  5.0  --  --  --  --  --  --  Total Uses  $13.3  $22.9  $39.5  $16.3  $9.5  $3.5  $5.4  Capital Structure  Total Debt  $148.6  $122.4  $82.8  $66.5  $58.4  $60.6  $55.2  Less: Cash  (8.4)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  Net Debt  $140.2  $117.4  $77.8  $61.5  $53.4  $55.6  $50.2  Net Debt / Adjusted EBITDA  0.9x  0.7x  0.5x  0.5x  0.5x  0.5x  0.5x  2022E  2023E  For the Years Ending December 31, 2024E 2025E 2026E  2027E  2028E  Sources  Source: SIRE Financial Projections  24  ($ in millions)

Confidential – Preliminary and Subject to Change

SIRE Situation Analysis

SIRE Financial Projections – Cash Flow Summary

($ in millions, except per unit amounts)

	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA							
Sisecam Wyoming EBITDA	$154.9	$158.0	$147.5	$117.4	$109.4	$113.4	$99.7
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$152.0**	**$154.0**	**$143.5**	**$113.4**	**$105.4**	**$109.4**	**$95.7**
EBITDA Attributable to SIRE							
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$79.0	$80.6	$75.2	$59.9	$55.8	$57.8	$50.9
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$76.1**	**$76.6**	**$71.2**	**$55.9**	**$51.8**	**$53.8**	**$46.9**
SIRE Distributable Cash Flow							
Distributions from Sisecam Wyoming	$43.3	$52.9	$48.6	$41.3	$37.5	$39.1	$32.5
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$40.4**	**$48.9**	**$44.6**	**$37.3**	**$33.5**	**$35.1**	**$28.5**
Distributed Cash Flow							
Sisecam Chemicals	$29.1	$35.0	$32.1	$26.9	$24.1	$25.3	$20.5
Public	10.5	12.6	11.6	9.7	8.7	9.1	7.4
General Partner	0.8	1.3	0.9	0.7	0.7	0.7	0.6
Distributed Cash Flow	**$40.4**	**$48.9**	**$44.6**	**$37.3**	**$33.5**	**$35.1**	**$28.5**
Unit Ownership							
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.00**	**$2.40**	**$2.21**	**$1.85**	**$1.66**	**$1.74**	**$1.41**
Distribution per LP Unit	**2.00**	**2.40**	**2.21**	**1.85**	**1.66**	**1.74**	**1.41**
Distributable Cash Flow Surplus / (Shortfall)	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

Source: SIRE Financial Projections

EVERCORE

25

ŞİŞECAM

 Confidential – Preliminary and Subject to Change  III.  Preliminary Valuation of SIRE Common Units

Confidential – Preliminary and Subject to Change

Preliminary Valuation of SIRE Common Units

Valuation Methodologies

- Evercore utilized the following methodologies to analyze the value of SIRE's Common Units:

Methodology	Description	Metrics / Assumptions
Discounted Cash Flow Analysis	■ Values SIRE Common Units based on the concepts of the time value of money ■ Using management's projections, Evercore: ▶ Utilized varying WACC discount rates and terminal values to derive valuation ranges for the SIRE Common Units ▶ Cash flows were discounted using WACC given allocated EBITDA-based cash flows ▶ Calculated terminal values based on a range of multiples of EBITDA as well as assumed perpetuity growth rates	■ Discounted the projected cash flows to assumed December 31, 2022 effective date ■ WACC based on the Capital Asset Pricing Model ("CAPM") ■ Unitholder effective tax rate of 29.6% (80.0% of 37.0% top bracket) from 2023E to 2025E and 37.0% thereafter ■ For the terminal value, tax depreciation assumed to equal maintenance capital expenditures ■ EBITDA exit multiple of 5.5x to 8.0x and a perpetuity growth rate of 0.5% to 1.5% ■ Sensitivity Case #2: Unit 8 Expansion's implied net present value per SIRE unit, calculated using discount rates ranging from 10.0% to 15.0% (the "Implied Unit 8 NPV per Unit"), was added to Sensitivity Case #1's implied SIRE unit value
Peer Group Trading Analysis	■ Values SIRE Common Units based on peer group's current market enterprise value multiples of relevant EBITDA ■ Peer group selected based on assets similar to those owned by SIRE	■ Enterprise value / EBITDA multiples applied to 2022E, 2023E and 2024E Adjusted EBITDA ■ Sensitivity Case #2: the Implied Unit 8 NPV per Unit was added to Sensitivity Case #1's implied SIRE unit value
Precedent M&A Transaction Analysis	■ Values SIRE Common Units based on transactions involving assets and businesses similar to those owned by SIRE	■ Transaction value / EBITDA multiples applied to 2023E EBITDA ■ Sensitivity Case #2: the Implied Unit 8 NPV per Unit was added to Sensitivity Case #1's implied SIRE unit value
Discounted Distributions Analysis	■ Values SIRE Common Units based on the present value of the future cash distributions to SIRE Common Unitholders	■ Discounted projected distributions to assumed December 31, 2022 effective date ■ Terminal yield range of 8.0% to 12.0% ▶ Cost of equity of 9.0% to 11.0% based on CAPM ■ Sensitivity Case #2: the Implied Unit 8 NPV per Unit was added to Sensitivity Case #1's implied SIRE unit value
Premiums Paid Analysis	■ Implied value of SIRE Common Units based on historical premiums paid in selected relevant cash midstream mergers	■ Median 1-Day and 30-Day premiums paid applied to relevant equity prices ■ Sensitivity Case #2: the Implied Unit 8 NPV per Unit was added to Sensitivity Case #1's implied SIRE unit value

For Reference Only

EVERCORE
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 Confidential – Preliminary and Subject to Change  Discounted Cash Flow Analysis  Peer Group Trading Analysis  Precedent M&A Transactions Analysis  EBITDA Exit Multiple  Perpetuity Growth  2022E EBITDA  2023E EBITDA  2024E EBITDA  2023E EBITDA  EBITDA Exit Multiple:  5.5x - 8.0x  Perpetuity Growth Rate: 0.5% - 1.5%  2022E EBITDA Multiple: 2023E EBITDA Multiple: 2024E EBITDA Multiple: 2023E EBITDA Multiple:  5.5x - 8.0x 5.0x - 7.5x 4.5x - 7.0x 6.0x - 8.5x  Range of 24.4% - 29.6%  Discount Rate: WACC of 7.75% - 8.75%  Terminal Yield of: 8.0% - 12.0%  Equity Cost of Capital of: 9.0% - 11.0%  Discounted Distributions Analysis  Premiums Paid Analysis  $14.85  $14.10  $17.18  $15.42  $12.32  $19.21  $14.91  $22.23  $19.45  $17.29  $26.60  $24.90  $21.14  $28.70  $19.52  $23.27  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $50.00  $45.00  $40.00  $35.00  Preliminary Valuation of SIRE Common Units  Valuation Summary – SIRE Financial Projections – Common Units  Proposed Consideration:  $17.90  FOR REFERENCE ONLY  SIRE Financial Projections  27

Confidential – Preliminary and Subject to Change

Preliminary Valuation of SIRE Common Units

Sensitivity Cases – Assumptions

	Sensitivity Case # 1	Sensitivity Case # 2

Net Realized Pricing

- Domestic and export net realized pricing reflects IHS netback forecasts less **$5.00 and $30.00 per metric ton**, respectively, from 2022E to 2028E
  - Discounts based on the average historical difference between IHS pricing and SIRE realized pricing from 2012A to 2019A rounded to the nearest $1.00

	Domestic							Export						
Netback ($/mt)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
IHS Forecast	$193	$203	$229	$226	$225	$207	$211	$200	$270	$270	$258	$248	$248	$238
Historical Avg. IHS−SIRE Spread	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(30)	(30)	(30)	(30)	(30)	(30)	(30)
Adjusted IHS Forecast	**$188**	**$198**	**$224**	**$221**	**$220**	**$202**	**$206**	**$170**	**$240**	**$240**	**$228**	**$218**	**$218**	**$208**

Soda Ash Volumes

Sensitivity Case # 1:

- Same deca utilization assumptions as SIRE Financial Projections
- Soda ash production capacity utilization of 96.0%, consistent with 2012A−2019A historical average
  - Any reduction in deca-related production is assumed to be replaced through increased trona mining
  - Results in 2.40 million mtpa of soda ash production throughout projection period

Sensitivity Case # 2:

- Unit 8 Expansion reaches FID by year-end 2022E, adding 1.0 million metric tons of new soda ash production capacity
  - Incremental capacity comes online at the beginning of 2025E
- Same deca and capacity utilization assumptions as 1

Operating Costs

- Before considering the cost effects of additional trona mining, non-freight operating costs as a percentage of net revenue are assumed to be:
  - Consistent with SIRE Financial Projections as a percentage of net revenue for 2022E, 2023E and 2024E; resulting in gross margins of 40.9%, 39.3% and 39.3%, respectively
  - Adjusted in 2025E and thereafter in line with the five-year trailing average gross margin through 2022E of 37.1%
- To account for the cost effects of increased trona mining given reduced availability of deca, production-related costs (energy, personnel, materials, maintenance and other) were increased in proportion to the increase in mining-related production volumes relative to available capacity (excluding deca)
  - Results in lower gross margins than those that would be achieved before giving effect to increased trona mining
- Royalties and production taxes based on a percentage of net revenue consistent with SIRE Financial Projections

EVERCORE

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ŞİŞECAM

 Confidential – Preliminary and Subject to Change  Preliminary Valuation of SIRE Common Units  Sensitivity Cases – Assumptions (cont’d)  Sensitivity Case # 1  Sensitivity Case # 2  Capital Expenditures  Same as SIRE Financial Projections  Includes a range of capital expenditure assumptions for the Unit 8 Expansion:   Low end of $504.2 million of growth capital expenditures, reflecting SIRE management’s 2019 estimate of $426.0 million adjusted for actual / projected inflation through 2023E   High end of $835.0 million, reflecting the upper end of SIRE management’s revised cost estimate as of July 2022, as provided on September 17, 2022  Expenditures incurred evenly throughout 2023E and 2024E  Debt  Same as SIRE Financial Projections  Same as SIRE Financial Projections  29

 Confidential – Preliminary and Subject to Change  30.8%  40.9% 40.5%  39.3% 41.7%  39.3% 38.2%  35.8%  32.2%  34.6% 32.2%  33.5% 35.9%  35.9%  2022E  2023E  2024E 2025E 2026E  2027E  2028E  $2.40  $2.21  $1.85  $1.66  $1.74  $1.41  $2.00 $2.00  $3.00  $2.95  $2.60  $2.51  $2.71  $2.64  2022E  2023E  2024E  2025E  2026E  2027E  2028E  $76.6  $71.2  $55.9  $51.8  $53.8  $46.9  $76.1 $78.0  $95.7  $94.1  $73.6  $71.2  $77.2  $75.5  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Preliminary Valuation of SIRE Common Units  SIRE Financial Projections vs. Sensitivity Case #1  SIRE Financial Projections Sensitivity Case #1  EBITDA  Attributable to SIRE  DCF / LP Unit  % Gross Margin  1  30  ($ in millions, except per unit amounts)  Source: SIRE Financial Projections, SIRE management

 Confidential – Preliminary and Subject to Change  Discounted Cash Flow Analysis  Peer Group Trading Analysis  Precedent M&A Transactions Analysis  EBITDA Exit Multiple  Perpetuity Growth  2022E EBITDA  2023E EBITDA  2024E EBITDA  2023E EBITDA  EBITDA Exit Multiple:  5.5x - 8.0x  Perpetuity Growth Rate: 0.5% - 1.5%  2022E EBITDA Multiple:  5.5x - 8.0x  2023E EBITDA Multiple: 5.0x - 7.5x  2024E EBITDA Multiple:  4.5x - 7.0x  2023E EBITDA Multiple: 6.0x - 8.5x  Discount Rate: WACC of 7.75% - 8.75%  Terminal Yield of: 8.0% - 12.0%  Equity Cost of Capital of: 9.0% - 11.0%  Discounted Distributions Analysis  $24.36  $25.51  $17.73  $20.17  $17.45  $24.90  $24.06  $31.61  $31.47  $27.39  $32.01  $29.09  $36.74  $32.59  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $50.00  $45.00  $40.00  Preliminary Valuation of SIRE Common Units  •1 Valuation Summary – Sensitivity Case #1 – Common Units  Proposed Consideration:  $17.90  Sensitivity Case #1  31

 Confidential – Preliminary and Subject to Change   Volume Impact Only Margin Impact Only Price Impact Only Total Sensitivity Case #1 Impact   $1.31  $12.62  $0.96  $3.12  $20.66  $0.96  $3.12  $20.66  $17.19  $18.15  $17.19  $20.31  $17.19  $37.85  $17.19  $19.96  $28.00  $15.00  $10.00  $5.00  $20.00  $25.00  $30.00  $35.00  $40.00  $45.00  Preliminary Valuation of SIRE Common Units  1  Illustrative Volume, Pricing and Margin Impact – Sensitivity Case #1  Implied SIRE Common Unit Value – Midpoint of DCF EBITDA Exit Multiple Methodology Value per Common Unit  1A  1C  1  A  B1  1B C1  C1 C2  Price increase adjusted for margin assumptions (i.e., margin limits the effect of price increase)  A B1 B2  1AB  Chart Legend  Margin Impact under Adjusted Pricing  Adjustment to SIRE Financial Projections  A  2013A−2021A Avg. Capacity Utilization (96.0%)  B 2018A−2022E Avg. Gross Margin  1  B2 Margin Impact of Increased Trona Mining  C1 Adjusted IHS Netback Pricing  C2  Implied SIRE Common Unit Value  SIRE Financial Projections  Volume Impact Only Margin Impact Only Price Impact Only Volume + Margin Impact Sensitivity Case #1  1A  1B  1C  1AB  1  Results in margins greater than 45% (not seen historically)  32

Confidential – Preliminary and Subject to Change

Preliminary Valuation of SIRE Common Units

2 Illustrative Unit 8 Expansion Economics

($ in millions, except per unit amounts)

- Evercore analyzed the illustrative returns of the Unit 8 Expansion
- Assumptions are consistent with the Sensitivity Case #2
  - Unit 8 growth capital expenditures ranging from $504.2 million to $835.0 million, spent evenly throughout 2023E and 2024E
  - 1.0 million metric tons of new soda ash production capacity coming online January 1, 2025
- Terminal Value assumes a 6.75x EBITDA multiple

Unit 8 Expansion Internal Rate of Return

	For the Years Ending December 31,						Exit
	2023E	2024E	2025E	2026E	2027E	2028E	Multiple
Initial Investment	($252.1)	($252.1)	$--	$--	$--	$--	
SIRE's Share of Initial Investment (51%)	(128.6)	(128.6)	--	--	--	--	
Incremental EBITDA	$--	$--	$80.6	$78.6	$74.9	$73.8	
SIRE's Share of Incremental EBITDA (51%)	--	--	41.1	40.1	38.2	37.6	$37.6
Incremental Unlevered Free Cash Flow	($252.1)	($242.0)	$87.2	$85.5	$82.0	$80.3	
SIRE's Share of Incremental Unlevered Free Cash Flow (51%)	**(128.6)**	**(123.4)**	**44.5**	**43.6**	**41.8**	**41.0**	
EBITDA Multiple							6.75x
Implied Terminal Value							**$254.0**
Total Unlevered Free Cash Flow to SIRE from Unit 8 Expansion	**($128.6)**	**($123.4)**	**$44.5**	**$43.6**	**$41.8**	**$41.0**	**$254.0**

IRR	**13.5%**

Implied Unit 8 NPV

Discount Rate	Unit 8 Growth Capital Expenditures			
	$504.2	**$600.0**	**$700.0**	**$835.0**
10.0%	**$31.6**	($12.9)	($59.3)	($121.9)
11.0%	22.0	(22.1)	(68.1)	(130.2)
12.0%	13.0	(30.7)	(76.3)	(137.9)
13.0%	4.5	(38.8)	(84.0)	(145.0)
14.0%	(3.4)	(46.3)	(91.1)	(151.7)
15.0%	(10.8)	(53.3)	(97.8)	**(157.8)**

Impact to Implied SIRE Common Unit Value

Discount Rate	Unit 8 Growth Capital Expenditures			
	$504.2	**$600.0**	**$700.0**	**$835.0**
10.0%	**$1.56**	($0.64)	($2.94)	($6.04)
11.0%	1.09	(1.09)	(3.37)	(6.45)
12.0%	0.64	(1.52)	(3.78)	(6.83)
13.0%	0.22	(1.92)	(4.16)	(7.18)
14.0%	(0.17)	(2.29)	(4.51)	(7.51)
15.0%	(0.53)	(2.64)	(4.84)	**(7.81)**

EVERCORE 33 ŞİŞECAM

 Confidential – Preliminary and Subject to Change  Discounted Cash Flow Analysis  Peer Group Trading Analysis  Precedent M&A Transactions Analysis  EBITDA Exit Multiple  Perpetuity Growth  2022E EBITDA  2023E EBITDA  2024E EBITDA  2023E EBITDA  EBITDA Exit Multiple:  5.5x - 8.0x  Perpetuity Growth Rate: 0.5% - 1.5%  2022E EBITDA Multiple:  5.5x - 8.0x  2023E EBITDA Multiple: 5.0x - 7.5x  2024E EBITDA Multiple:  4.5x - 7.0x  2023E EBITDA Multiple: 6.0x - 8.5x  Discount Rate: WACC of 7.75% - 8.75%  Terminal Yield of: 8.0% - 12.0%  Equity Cost of Capital of: 9.0% - 11.0%  Discounted Distributions Analysis  $24.36  $16.54  $25.51  $17.70  $17.73  $9.92  $20.17  $12.36  $17.45  $9.64  $24.90  $17.09  $24.06  $16.25  $31.61  $33.18  $31.47  $33.03  $27.39  $28.95  $32.01  $33.57  $29.09  $30.66  $36.74  $38.31  $32.59  $34.15  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $40.00  $50.00  $45.00  Preliminary Valuation of SIRE Common Units  Valuation Summary – Sensitivity Cases – Common Units  Proposed Consideration:  $17.90  1 2  Sensitivity Case #1 Sensitivity Case #2 1  1. Valuation ranges represent Case 1 ranges plus / minus the upper / lower implied unit value of the Unit 8 Expansion assuming $504.2 million / $835.0 million of Unit 8 growth capital expenditures and a discount rate for   incremental Unit 8 unlevered free cash flows of 10.0% / 15.0%, respectively   34

 Confidential – Preliminary and Subject to Change  A. Preliminary Valuation Detail – SIRE Financial Projections

 Confidential – Preliminary and Subject to Change  Source: SIRE Financial Projections  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%); cash taxes assum  Assumes unitholder tax rate of 29.6% from 2023E to 2025E and 37.0% thereafter   For the Years Ending December 31,    2023E 2024E 2025E 2026E 2027E 2028E   Exit   Multiple   Perpetuity   Growth   Sisecam Wyoming EBITDA  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  $46.91  $99.7  Less: Tax Depreciation and Amortization2  (427.6)  (21.7)  (39.8)  (53.8)  (63.2)  (67.7)   (28.6)   EBIT  ($269.6)  $125.8  $77.7  $55.6  $50.2  $32.0  $71.1  Less: Cash Taxes3  --  (7.4)  (4.6)  (4.1)  (3.7)  (3.6)   (26.3)   EBIAT  ($269.6)  $118.4  $73.1  $51.5  $46.5  $28.4  $44.8  Plus: Tax Depreciation and Amortization  427.6  21.7  39.8  53.8  63.2  67.7  28.6  Less: Capital Expenditures  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  (28.6)  Less: Changes in NWC  0.4  15.7  8.2  0.8  (9.8)  (1.0)   -   Sisecam Wyoming Unlevered Free Cash Flow  $132.8  $129.6  $94.3  $78.7  $71.9  $66.5  $44.8  SIRE Interest in Sisecam Wyoming  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%   51.0%   SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow  $67.7  $66.1  $48.1  $40.1  $36.7  $33.9  $22.9  Less: SIRE G&A  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)   (4.0)   SIRE Unlevered Free Cash Flow  $63.7  $62.1  $44.1  $36.1  $32.7  $29.9  $18.9  EBITDA Multiple / Perpetuity Growth Rate  6.75x  1.0%  Implied Terminal Value  $316.3  −  $262.7  Present Value of Terminal Value @ 8.25% Discount Rate  Plus: Present Value of Unlevered Free Cash Flow @ 8.25% Discount Rate  196.6  − 222.1  163.3  Implied Enterprise Value  $418.7  −  $385.4  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (71.5)  Implied Equity Value  SIRE LP Units Outstanding4  $347.2  −  20.2  $313.9  Implied SIRE LP Unit Value  $17.19  −  $15.54  Terminal Exit Multiple  Perpetuity Growth Rate  Discounted Cash Flow Analysis  Preliminary Valuation Detail – SIRE Financial Projections  4.25x  5.50x  6.75x  8.00x  9.25x  --%  0.5%  1.0%  1.5%  2.0%  $16.10  $18.00  $19.91  $16.85  $17.63  $18.55  15.69  15.26  14.85  17.60  17.19  16.72  19.45  19.01  18.58  15.87  14.94  14.10  16.52  15.54  14.62  17.29  16.20  15.20  7.25%  7.75%  8.25%  8.75%  9.25%  $14.10 13.70  13.32  12.96  12.62  14.45 16.28 18.10  $21.82 21.31  20.81  20.33  19.87  7.25%  7.75%  8.25%  8.75%  9.25%  $16.18 15.28  14.42  13.65  12.95  13.35 13.80 14.30  $19.64 18.18  16.95  15.87  14.87  WACC  WACC  Unit Price Sensitivity Analysis  ($ in millions, except per unit amounts)  4.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  35

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

Peer Group Trading Analysis

($ in millions, except per share/unit amounts)

Partnership / Corporation	Price 9/15/22	% of 52-Week High	Equity Value	Enterprise Value	EV / EBITDA 2022E	EV / EBITDA 2023E	EV / EBITDA 2024E	Net Debt / 2022E EBITDA	Soda Ash % Revenue
Chemical Companies with Soda Ash Operations									
Ciech SA	$7.24	54.6%	$382	$691	4.1x	4.2x	4.1x	1.9x	40.9%
Genesis Energy, L.P.	11.59	86.0%	1,421	5,871	8.7	8.0	7.5	5.0	30.3%
Türkiye Sise ve Cam Fabrikalari A.S.	1.46	94.1%	4,355	6,284	5.6	4.6	4.1	1.1	30.0%
Solvay SA	81.02	63.1%	8,358	11,897	4.3	4.8	4.6	1.3	15.4%
Tata Chemicals Limited	14.68	95.5%	3,740	4,639	11.1	10.0	9.7	1.9	15.0%
Mean					**6.8x**	**6.3x**	**6.0x**	**2.2x**	**26.3%**
Median					**5.6**	**4.8**	**4.6**	**1.9**	**30.0%**
Other MLPs									
Alliance Resource Partners, L.P.	$25.03	90.6%	$3,275	$3,609	3.7x	3.2x	2.8x	0.3x	--%
Natural Resource Partners L.P.	47.52	93.5%	643	1,348	4.2	NM	NM	0.7	14.7%
Mean					**3.9x**	**3.2x**	**2.8x**	**0.5x**	**7.3%**
Median					**3.9**	**3.2**	**2.8**	**0.5**	**7.3%**
Sisecam Resources LP[1]	**$21.28**	**90.4%**	**$430**	**$994**	**6.5x**	**6.5x**	**6.9x**	**1.0x**	**100.0%**

Source: Public filings and FactSet
Note: No peer group company is directly comparable to SIRE
1. Based on SIRE Financial Projections

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Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

Peer Group Trading Analysis (cont'd)

($ in millions, except per unit amounts)

2022E EBITDA Attributable to SIRE		$76.1	
Relevant EBITDA Multiple	5.5x	–	8.0x
Implied Enterprise Value Based on 2022E Adjusted EBITDA	**$418.5**	–	**$608.8**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(71.5)	
Implied SIRE Equity Value	$347.0	–	$537.2
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2022E Adjusted EBITDA	**$17.18**	–	**$26.60**
2023E EBITDA Attributable to SIRE		$76.6	
Relevant EBITDA Multiple	5.0x	–	7.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$383.0**	–	**$574.5**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(71.5)	
Implied SIRE Equity Value	$311.5	–	$503.0
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$15.42**	–	**$24.90**
2024E EBITDA Attributable to SIRE		$71.2	
Relevant EBITDA Multiple	4.5x	–	7.0x
Implied Enterprise Value Based on 2024E Adjusted EBITDA	**$320.4**	–	**$498.4**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(71.5)	
Implied SIRE Equity Value	$248.9	–	$426.9
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2024E Adjusted EBITDA	**$12.32**	–	**$21.14**

Source: SIRE Financial Projections

1. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

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ŞIŞECAM

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

Precedent M&A Transactions Analysis

($ in millions, except per unit amounts)

Precedent Green River Basin Soda Ash Transactions[1]

Date Announced	Acquiror / Target (Seller)	Transaction Value	Transaction Value / EBITDA
05/2022	Solvay SA / Remaining 20% interest in Solvay Soda Ash Joint Venture (AGC)	$120.0	5.3x
12/2021	Sisecam Chemicals USA Inc. / 60% stake in Ciner Resources Corporation (Ciner Enterprises)	300.0	7.2[2] / 9.7[3]
12/2019	Valley Holdings Inc. (Tata Chemials) / Remaining 25% in Tata Chemicals (Soda Ash) Partners Holdings (The Andover Group, Inc.)	195.0	7.7
08/2017	Genesis Energy, L.P. / 100% of Tronox's Alkali Business, including trona mining, production and marketing assets (Tronox Limited)	1,325.0	8.0
07/2015	Park Holding A.S. (Ciner Group) / 73% LP interest, 2% GP interest and related IDRs in OCI Resources LP (OCI Company Ltd.)	429.0	9.5
02/2015	Tronox US Holdings Inc. / FMC's Alkali Chemicals business (FMC Corporation)	1,640.0	9.0
10/2014	FMC Corporation / Remaining 6.25% minority interest in FMC Wyoming Corp. (Sumitomo)	95.7	8.4
03/2013	FMC Corporation / Additional 6.25% minority interest in FMC Wyoming Corp. (Nippon Sheet Glass)	80.0	NA
01/2013	Natural Resource Partners LP / 48.51% stake in OCI Wyoming L.P., 20% interest in OCI Wyoming Co. (Anadarko)	310.0	9.0
01/2008	Tata Chemicals Ltd. / General Chemical Industrial Products Inc.	1,005.0	NA
	Min		**5.3x**
	Mean		**8.0**
	Median		**8.2**
	Max		**9.5**

Precedent M&A Transaction Analysis – SIRE Financial Projections

SIRE Share of 2023E EBITDA (Post - SIRE G&A)		$76.6	
Relevant EBITDA Multiple	6.0x	–	8.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$459.6**	–	**$651.1**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(71.5)	
Implied Equity Value	**$388.1**	**–**	**$579.6**
SIRE LP Units Outstanding[4]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$19.21**	–	**$28.70**

Source: Public filings, Wall Street research, SIRE Financial Projections
1. No transaction is directly comparable to the Proposed Transaction
2. Implied multiple assuming a 15% premium for change of control for Sisecam Wyoming, grossed up value of Sisecam Wyoming and EBITDA of $152.0 million
3. Implied multiple assuming no value allocated to change of control for Sisecam Wyoming, grossed up value of Sisecam Wyoming and EBITDA of $152.0 million
4. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

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 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – SIRE Financial Projections  Discounted Distributions Analysis  SIRE Distribution per LP Unit (Cash, As Paid)1  $2.40  $2.21  $1.85  $1.66  $1.74  $1.41  $1.41  –  $1.41  Terminal Yield2  12.0%  8.0%  Terminal Value  $11.75  $17.63  Equity Cost of Capital Based on CAPM  Present Value @ 8.0% Cost of Equity  $16.63  –  $20.33  Present Value @ 9.0% Cost of Equity  16.02  –  19.52  Present Value @ 10.0% Cost of Equity  15.45  –  18.76  Present Value @ 11.0% Cost of Equity  14.91  –  18.05  Present Value @ 12.0% Cost of Equity  14.39  –  17.37  Implied SIRE Unit Value – Based on CAPM  $14.91  –  $19.52  For the Years Ending   December 31,    2023E 2024E 2025E 2026E 2027E 2028E    Terminal Value Low High  ($ per unit)  2.  Based on SIRE’s 52-week yield range of 6.1% to 14.1% with a median of 9.4% and mean of 10.0%. Current yield is 9.4% as of September 15, 2022  39  Source: FactSet, SIRE Financial Projections  1. Values LP units based on LP unit distributions and does not consider GP distributions

 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – SIRE Financial Projections  Premiums Paid Analysis  For Reference Only  Source: Bloomberg, FactSet, Public filings  Note: No transaction is directly comparable to the Proposed Transaction  1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror’s shares / units on the last trading day prior to announcement plus any cash   Premium   1  Date   Announced   Acquiror / Target  Consideration  1-Day 30-D  Prior Spot  07/28/22  PBF Energy Inc. / PBF Logistics LP  Cash/Stock-for-Unit  (3.0%)  07/25/22  Shell USA, Inc. / Shell Midstream Partners, L.P.  Cash-for-Unit  23.  06/02/22  Hartree Partners, LP / Sprague Resources LP  Cash-for-Unit  05/25/22  Höegh LNG Holdings Ltd / Höegh LNG Partners LP  Cash-for-Unit  05/16/22  Diamondback Energy / Rattler Midstream LP  Stock-for-Unit  04/22/22  Ergon, Inc. / Blueknight Energy Partners, L.P.  Cash-for-Unit  12/20/21  BP p.l.c / BP Midstream Partners LP  Stock-for-Unit  10/27/21  Phillips 66 / Phillips 66 Partners LP  Stock-for-U  10/04/21  Stonepeak Infrastructure Partners / Teekay LNG Partners LP  Cash  08/23/21  Landmark Dividend / Landmark Infrastructure Partners LP  03/05/21  Chevron Corporation / Noble Midstream Partners LP  12/15/20  TC Energy Corporation / TC PipeLines, LP  07/27/20  CNX Resources Corporation / CNX Midstream Partners  02/27/20  Equitrans Midstream Corporation / EQM Midstream Partners  12/17/19  Blackstone Infrastructure Partners / Tallgrass Energy LP  10/01/19  Brookfield Business Partners L.P. / Teekay Offsho  05/10/19  IFM Investors / Buckeye Partners, L.P.  05/08/19  MPLX LP / Andeavor (Marathon Petro  04/02/19  UGI Corporation / AmeriGas Par  03/18/19  ArcLight Energy Partners Fu  02/05/19  SunCoke Energy, Inc.  All  Min Median  Transactions  M  Cash  received, by the 30- trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement  40

 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – SIRE Financial Projections  Premiums Paid Analysis (cont’d)  Summary Results – Cash-for-Unit Transactions  Source: FactSet  41  For Reference Only  ($ per unit)

 Confidential – Preliminary and Subject to Change  B. Preliminary Valuation Detail – Sensitivity Cases

 Confidential – Preliminary and Subject to Change   For the Years Ending December 31,   Exit  Perpetuity   2023E 2024E 2025E 2026E 2027E 2028E    Multiple    Growth   Perpetuity Growth Rate  4.25x  Terminal Exit Multiple 5.50x 6.75x  8.00x  9.25x  --%  0.5%  $26.20 $29.27  $32.34  7.25% $2  31.61  $35.41 34.60  28.63  28.00  $23.13 22.54  21.92  21.34  25.64  25.03  24  7.25%  7.75%  8.25%  8.75%  9.25%  Sisecam Wyoming EBITDA  $195.4  $192.3  $152.2  $147.5  $159.1  $155.9  $75.5 1  $155.9  Less: Tax Depreciation and Amortization2  (663.5)  (21.7)  (39.8)  (53.8)  (63.2)  (67.7)   (28.6)   EBIT  ($468.1)  $170.6  $112.5  $93.8  $96.0  $88.3  $127.4  Less: Cash Taxes3  --  (10.1)  (6.7)  (6.9)  (7.1)  (6.5)   (47.1)   EBIAT  ($468.1)  $160.5  $105.8  $86.9  $88.9  $81.7  $80.2  Plus: Tax Depreciation and Amortization  663.5  21.7  39.8  53.8  63.2  67.7  28.6  Less: Capital Expenditures  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  (28.6)  Less: Changes in NWC  0.4  15.7  8.2  0.8  (9.8)  (1.0)   -   Sisecam Wyoming Unlevered Free Cash Flow  $170.2  $171.8  $127.0  $114.0  $114.3  $119.8  $80.2  SIRE Interest in Sisecam Wyoming  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%   51.0%   SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow  $86.8  $87.6  $64.8  $58.2  $58.3  $61.1  $40.9  Less: SIRE G&A  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)   (4.0)   SIRE Unlevered Free Cash Flow  $82.8  $83.6  $60.8  $54.2  $54.3  $57.1  $36.9  EBITDA Multiple / Perpetuity Growth Rate  6.75x  1.0%  Implied Terminal Value  $509.8  − $514.4  Present Value of Terminal Value @ 8.25% Discount Rate  Plus: Present Value of Unlevered Free Cash Flow @ 8.25% Discount Rate  316.9  − 319.7  319.6  Implied Enterprise Value  $636.5  − $639.3  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (70.9)  Implied Equity Value  $565.6  − $568.4  SIRE LP Units Outstanding4  20.2  Implied SIRE LP Unit Value  $28.00  − $28.14  C  WACC  Preliminary Valuation Detail – Sensitivity Cases  Unit Price Sensitivity Analysis  Source: SIRE Financial Projections, SIRE management  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%)  Assumes unitholder tax rate of 29.6% from 2023E to 2025E and 37.0% thereafter  4.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  42  Discounted Cash Flow Analysis – Sensitivity Case #1  1  ($ in millions, except per unit amounts)

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – Sensitivity Cases

1 Peer Group Trading Analysis – Sensitivity Case #1

($ in millions, except per unit amounts)

2022E EBITDA Attributable to SIRE		$78.0	
Relevant EBITDA Multiple	5.5x	–	8.0x
Implied Enterprise Value Based on 2022E Adjusted EBITDA	**$429.1**	–	**$624.1**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(70.9)	
Implied SIRE Equity Value	$358.2	–	$553.2
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2022E Adjusted EBITDA	**$17.73**	–	**$27.39**

2023E EBITDA Attributable to SIRE		$95.7	
Relevant EBITDA Multiple	5.0x	–	7.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$478.3**	–	**$717.4**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(70.9)	
Implied SIRE Equity Value	$407.4	–	$646.5
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$20.17**	–	**$32.01**

2024E EBITDA Attributable to SIRE		$94.1	
Relevant EBITDA Multiple	4.5x	–	7.0x
Implied Enterprise Value Based on 2024E Adjusted EBITDA	**$423.3**	–	**$658.5**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(70.9)	
Implied SIRE Equity Value	$352.5	–	$587.6
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2024E Adjusted EBITDA	**$17.45**	–	**$29.09**

Source: SIRE Financial Projections

1. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

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 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – Sensitivity Cases  Precedent M&A Transactions Analysis – Sensitivity Case #1  Precedent M&A Transaction Analysis  SIRE Share of 2023E EBITDA (Post - SIRE G&A)  Relevant EBITDA Multiple  Implied Enterprise Value Based on 2023E Adjusted EBITDA  6.0x  $573.9  $95.7 –  –  8.5x  $813.0  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (70.9)  Implied Equity Value  SIRE LP Units Outstanding1  $503.0  –  20.2  $742.2  Implied SIRE Unit Price Range - 2023E Adjusted EBITDA  $24.90  –  $36.74  Source: Public filings, Wall Street research, SIRE Financial Projections  1.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  44  1  ($ in millions, except per unit amounts)

 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – Sensitivity Cases  Discounted Distributions Analysis – Sensitivity Case #1  Source: FactSet, SIRE Financial Projections  1. Values LP units based on LP unit distributions and does not consider GP distributions  ($ per unit)  SIRE Distribution per LP Unit (Cash, As Paid)1  $3.00  $2.95  $2.60  $2.51  $2.71  $2.64  $2.64  –  $2.64  Terminal Yield2  12.0%  8.0%  Terminal Value  $22.02  $33.03  Equity Cost of Capital Based on CAPM  Present Value @ 8.0% Cost of Equity  $27.09  –  $34.03  Present Value @ 9.0% Cost of Equity  26.03  –  32.59  Present Value @ 10.0% Cost of Equity  25.02  –  31.23  Present Value @ 11.0% Cost of Equity  24.06  –  29.95  Present Value @ 12.0% Cost of Equity  23.16  –  28.74  Implied SIRE Unit Value – Based on CAPM  $24.06  –  $32.59  For the Years Ending   December 31,    2023E 2024E 2025E 2026E 2027E 2028E    Terminal Value Low High  1  2.  Based on SIRE’s 52-week yield range of 6.1% to 14.1% with a median of 9.4% and mean of 10.0%. Current yield is 9.4% as of September 15, 2022  45

 Confidential – Preliminary and Subject to Change  Appendix

 Confidential – Preliminary and Subject to Change  A. Weighted Average Cost of Capital Analysis

 Confidential – Preliminary and Subject to Change  Weighted Average Cost of Capital Analysis  SIRE WACC Analysis – Capital Asset Pricing Model  ($ in millions, except per unit / share amounts)  2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 29.6%  Historical MRP WACC Sensitivity  Debt /   Total Cap Unlevered Beta    0.35 0.40 0.45 0.50 0.55   25.0%  8.1%  8.4%  8.8%  9.1%  9.4%  30.0%  8.0%  8.3%  8.6%  9.0%  9.3%  Note: Capital structure includes effect of dilutive securities and GP interest; does not attribute value to the IDRs 35.0%  7.9%  8.2%  8.5%  8.9%  9.2%  1.  Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0  40.0%  7.8%  8.1%  8.4%  8.8%  9.1%  3.  20-year Treasury as of September 15, 2022  45.0%  7.7%  8.0%  8.3%  8.6%  9.0%  Unit/Share Price  Market Equity  Total Debt and  Total Debt /  Adjusted  Unlevered  Partnership/Corporation  9/15/22  Value  Preferred Equity  Total Capitalization  Beta 1  B  Risk-free Rate 3  Unlevered Beta  Debt / Total Capitalization Adjusted Levered Equity Beta  WACC  Sup  Market Risk Premium 4   Small Company Risk Premi  Supply-Side MRP WACC Sensitivity  Debt /   Total Cap Unlevered Beta    0.35 0.40 0.45 0.50 0.55   25.0% 7.7% 8.0% 8.3% 8.6% 8.9%  3.8%  0.45  37.3%  Ciech SA  $7.24  $381.6  $444.2  53.8%  0  Genesis Energy, L.P.  11.59  1,420.7  4,160.9  74.5%  Türkiye Sise ve Cam Fabrikalari A.S.  1.46  4,355.4  2,090.1  32.4%  Solvay SA  81.02  8,358.2  4,965.8  CAPM  Tata Chemicals Limited  14.68  3,740.1  881.4  Mean   Median    Sisecam Resources LP $21.28 $429.8    Equity Cost of Cap  30.0%  7.7%  7.9%  8.2%  8.5%  8.8%  Pre-Tax  35.0%  7.6%  7.8%  8.1%  8.4%  8.7%  40.0%  7.5%  7.8%  8.0%  8.3%  8.6%  45.0%  7.4%  7.7%  7.9%  8.2%  8.5%  4.  5.  6.  Source: Duff & Phelps for Decile 9, including companies with an equity market capitalization of $190.0 million to $451.8 million  Equity Cost of Capital calculated as: Risk-free rate of 3.8% + ( Levered Equity Beta of 0.63 × Market Risk Premium of 6.2% (Supply Side) or 7.3% (Historical) ) + Small Company Risk Premium of 2.3% Based on ICE BofA US High Yield Index (BB)  46

 Confidential – Preliminary and Subject to Change  Weighted Average Cost of Capital Analysis  SIRE WACC Analysis – Capital Asset Pricing Model (Pre-Tax)  ($ in millions, except per unit / share amounts)  Supply-Side MRP WACC Sensitivity  Historical MRP WACC Sensitivity  Debt /   Total Cap Unlevered Beta    0.30 0.35 0.40 0.45 0.50   Unit/Share Price  Market Equity  Total Debt and  Total Debt /  Adjusted  Unlevered  Partnership/Corporation  9/15/22  Value  Preferred Equity  Total Capitalization  Beta 1  B  Risk-free Rate 3  Unlevered Beta  Debt / Total Capitalization Adjusted Levered Equity Beta  WACC  Sup  Market Risk Premium 4   Small Company Risk Premi  3.8%  0.40  37.3%  Ciech SA  $7.24  $381.6  $444.2  53.8%  0  Genesis Energy, L.P.  11.59  1,420.7  4,160.9  74.5%  Türkiye Sise ve Cam Fabrikalari A.S.  1.46  4,355.4  2,090.1  32.4%  Solvay SA  81.02  8,358.2  4,965.8  CAPM  Tata Chemicals Limited  14.68  3,740.1  881.4  Mean   Median    Sisecam Resources LP $21.28 $429.8   Debt /   Total Cap Unlevered Beta    0.30 0.35 0.40 0.45 0.50   25.0% 8.1% 8.4% 8.7% 9.0% 9.4%   Equity Cost of Cap  30.0%  8.2%  8.5%  8.8%  9.1%  9.4%  Pre-Tax  35.0%  8.2%  8.5%  8.8%  9.1%  9.4%  40.0%  8.2%  8.6%  8.9%  9.2%  9.5%  45.0%  8.3%  8.6%  8.9%  9.2%  9.5%  4.  5.  6.  Source: Duff & Phelps for Decile 9, including companies with an equity market capitalization of $190.0 million to $451.8 million  Equity Cost of Capital calculated as: Risk-free rate of 3.8% + ( Levered Equity Beta of 0.63 × Market Risk Premium of 6.2% (Supply Side) or 7.3% (Historical) ) + Small Company Risk Premium of 2.3% Based on ICE BofA US High Yield Index (BB)  47  2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 29.6%  25.0%  8.4%  8.8%  9.1%  9.5%  9.9%  30.0%  8.5%  8.8%  9.2%  9.5%  9.9%  Note: Capital structure includes effect of dilutive securities and GP interest; does not attribute value to the IDRs 35.0%  8.5%  8.9%  9.2%  9.6%  10.0%  1.  Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0  40.0%  8.6%  8.9%  9.3%  9.6%  10.0%  3.  20-year Treasury as of September 15, 2022  45.0%  8.6%  9.0%  9.3%  9.7%  10.0%

 Confidential – Preliminary and Subject to Change  B. SIRE Reserve Report

 Confidential – Preliminary and Subject to Change  SIRE Reserve Report  Source: SIRE Reserve Report  48  NAV Analysis – Assumptions  Assumptions From SIRE Reserve Report  Soda Ash Production  Annual soda ash production of 2.725 million short tons, or approximately 2.472 million metric tons throughout the forecast period   Increased mine production from 4.2 million short tons per year to 5.0 million short tons per year in 2024E   Deca mining reduced to 25% in 2024E   Dry soda ash conversion of 1.835 ore to ash  Soda Ash Price  Soda ash price of $187.90 per short ton, or approximately $207.12 per metric ton, based on prior five years of revenue  Mining Costs  Mining costs per ton based on the mix of two-seam mining, thin-seam mining and Deca mining, and the respective cost of each method   Total two-seam mining costs increase 53% with mix of two-seam tonnage increasing from 25%  of production to 50% of production in 2029E   Cost increase in 2032E coinciding with plant upgrade   Thin-seam mining costs increase 24% in year 2051E when the 9+ foot ore has been depleted  Operating Costs  Based on average of prior five years of actual costs and held constant through life of mine (“LOM”)  Capital Expenditures  Capital costs are based on actual costs seen during operations and are projected through LOM and estimated future capital expenditures including:   Sustaining capital of $30.0 million per year for LOM   $100.0 million plant upgrade in 2032 to mitigate slugs of low-grade ore due to floor rolls   $20.0 million for new mining equipment in 2042E  For Reference Only

Confidential – Preliminary and Subject to Change

SIRE Reserve Report

For Reference Only

NAV Analysis

($ in millions, except per unit amounts)

NAV Overview

- The NAV valuation is based on the cash flows provided in the Reserve Report
- SIRE's implied NAV unit price was calculated by discounting SIRE's share of Sisecam Wyoming's Pre-Tax Operating Profit ("PTOP") from January 1, 2023E to December 31, 2065E from the Reserve Report at a range of SIRE Pre-Tax WACC and subtracting Sisecam Wyoming projected net debt as of December 31, 2022E and the Present Value of SIRE projected G&A discounted at a range of SIRE Pre-Tax WACC

NAV per SIRE LP Unit

	Pre-Tax WACC		
	8.50%	9.00%	9.50%
PV of Pre-Tax Operating Profit	**$663.3**	**$636.0**	**$610.9**
Less: Net Debt as of 12/31/2022	(139.0)	(139.0)	(139.0)
Sisecam Wyoming Equity Value	**$524.3**	**$497.0**	**$471.9**
SIRE Interest in Sisecam Wyoming	51.0%	51.0%	51.0%
Equity Value to SIRE	**$267.4**	**$253.5**	**$240.7**
Less: PV of SIRE G&A	(47.5)	(45.3)	(43.2)
SIRE Equity Value	**$219.9**	**$208.2**	**$197.5**
SIRE Units Outstanding	20.2	20.2	20.2
SIRE LP Unit Value	**$10.88**	**$10.31**	**$9.78**

Pre-Tax Operating Profit

Year	Sisecam Wyoming PTOP	Discounted Sisecam Wyoming PTOP[1]	Discounted SIRE G&A[1]
2023E	$72.1	$69.0	($3.8)
2024E	72.1	63.3	(3.5)
2025E	72.1	58.1	(3.2)
2026E	72.1	53.3	(3.0)
2027E	72.1	48.9	(2.7)
2028E	61.3	38.2	(2.5)
2029E	61.3	35.0	(2.3)
2030E	61.3	32.1	(2.1)
2031E	61.3	29.5	(1.9)
2032E	(46.8)	(20.7)	(1.8)
2033E	53.2	21.5	(1.6)
2034E	53.2	19.7	(1.5)
2035E	53.2	18.1	(1.4)
2036E	53.2	16.6	(1.2)
2037E	53.2	15.2	(1.1)
2038E	53.2	14.0	(1.1)
2039E	53.2	12.8	(1.0)
2040E	53.2	11.8	(0.9)
2041E	53.2	10.8	(0.8)
2042E	33.2	6.2	(0.7)
2043E	53.2	9.1	(0.7)
2044E	53.2	8.3	(0.6)
2045E	53.2	7.6	(0.6)
2046E	53.2	7.0	(0.5)
2047E	53.2	6.4	(0.5)
2048E	53.2	5.9	(0.4)
2049E	53.2	5.4	(0.4)
2050E	53.2	5.0	(0.4)
2051E	39.5	3.4	(0.3)
2052E	39.5	3.1	(0.3)
2053E	39.5	2.9	(0.3)
2054E	39.5	2.6	(0.3)
2055E	39.5	2.4	(0.2)
2056E	39.5	2.2	(0.2)
2057E	39.5	2.0	(0.2)
2058E	39.5	1.9	(0.2)
2059E	39.5	1.7	(0.2)
2060E	39.5	1.6	(0.2)
2061E	39.5	1.4	(0.1)
2062E	39.5	1.3	(0.1)
2063E	39.5	1.2	(0.1)
2064E	39.5	1.1	(0.1)
2065E	(46.0)	(1.2)	(0.1)
Total	**$2,003.3**	**$636.0**	**($45.3)**

Source: SIRE Reserve Report, SIRE Financial Projections
1. Discounted at a 9.0% pre-tax WACC assuming mid-year convention

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ŞİŞECAM

 Confidential – Preliminary and Subject to Change  C. Financial Projections – Sensitivity Cases

 Confidential – Preliminary and Subject to Change  Financial Projections – Sensitivity Cases  SIRE Financial Projections, SIRE management  50  Sisecam Wyoming EBITDA – Sensitivity Case #1  1  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.17  1.20  1.20  1.20  1.20  1.20  1.20  Expost Sales Volumes (mt)  1.35  1.20  1.20  1.20  1.20  1.20  1.20  Sales Volumes (mt)  2.52  2.40  2.40  2.40  2.40  2.40  2.40  Volume Growth (%)  (1.3%)  (4.7%)  --%  --%  --%  --%  --%  Domestic Gross Revenue  $337.6  $364.1  $399.2  $399.1  $402.0  $384.6  $393.3  Export Gross Revenue  400.5  468.5  472.6  462.3  454.6  458.9  451.4  Gross Revenue  $738.1  $832.7  $871.8  $861.4  $856.6  $843.5  $844.7  Domestic Freight  ($117.0)  ($126.5)  ($130.3)  ($134.3)  ($138.3)  ($142.4)  ($146.7)  Export Freight  (171.8)  (180.5)  (184.6)  (188.7)  (193.0)  (197.3)  (201.8)  Freight Costs  ($288.7)  ($307.1)  ($314.9)  ($323.0)  ($331.3)  ($339.7)  ($348.5)  Domestic Net Revenue  $220.6  $237.6  $268.8  $264.8  $263.7  $242.2  $246.6  Export Net Revenue  228.7  288.0  288.0  273.6  261.6  261.6  249.6  Net Revenue  $449.4  $525.6  $556.8  $538.4  $525.3  $503.8  $496.2  Average Net Realized Price  $178.40  $219.00  $232.02  $224.33  $218.89  $209.90  $206.75  Energy Costs  (68.8)  (82.4)  (84.8)  (93.8)  (91.5)  (82.3)  (81.1)  Personnel Costs  (85.3)  (96.1)  (119.0)  (134.9)  (131.6)  (118.3)  (116.5)  Royalties  (20.8)  (24.4)  (24.5)  (23.7)  (23.1)  (22.2)  (21.8)  Severance & Ad Valorem Taxes  (18.2)  (13.6)  (15.0)  (16.3)  (15.9)  (15.2)  (15.0)  Other  (74.3)  (89.9)  (100.7)  (96.6)  (94.3)  (84.8)  (83.5)  Cost of Goods Sold  ($267.4)  ($306.4)  ($344.1)  ($365.3)  ($356.4)  ($322.8)  ($317.9)  Gross Profit  $181.9  $219.2  $212.7  $173.1  $168.9  $181.0  $178.3  Gross Margin (% of Net Revenue)  40.5%  41.7%  38.2%  32.2%  32.2%  35.9%  35.9%  Operating Expenses  (23.3)  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $158.7  $195.4  $192.3  $152.2  $147.5  $159.1  $155.9  EBITDA Margin (% of Net Revenue)  35.3%  37.2%  34.5%  28.3%  28.1%  31.6%  31.4%  For the Years Ending December 31,  ($ in millions)

 Confidential – Preliminary and Subject to Change  Financial Projections – Sensitivity Cases  Sisecam Wyoming Cash Flow Summary – Sensitivity Case #1  Sisecam Wyoming EBITDA $158.7  $195.4  $192.3  $152.2  $147.5  $159.1  $155.9  Less: Cash Interest Expense (4.1)  (2.8)  (1.9)  (1.2)  (0.8)  (0.6)  (0.4)  Less: Maintenance Capital Expenditures (25.0)  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  Distributable Cash Flow $129.5  $167.0  $164.3  $124.3  $119.4  $130.6  $126.9  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $43.3  $68.1  $67.0  $57.6  $55.4  $60.5  $58.9  Distributions to NRP (49.0%)  41.6  65.5  64.4  55.4  53.2  58.2  56.5  Distributed Cash Flow  $84.9  $133.6  $131.4  $113.0  $108.6  $118.7  $115.4  Distributable Cash Flow Surplus / (Shortfall)  $44.6  $33.4  $32.9  $11.3  $10.9  $11.9  $11.5  Sisecam Wyoming Coverage Ratio  1.53x  1.25x  1.25x  1.10x  1.10x  1.10x  1.10x  2022E  2023E  For the Years Ending December 31, 2024E 2025E 2026E  2027E  2028E  Sisecam Wyoming Distributable Cash Flow  SIRE Financial Projections, SIRE management  51  1  ($ in millions)

 Confidential – Preliminary and Subject to Change  Financial Projections – Sensitivity Cases  Sisecam Wyoming Sources and Uses – Sensitivity Case #1  Distributable Cash Flow Surplus / (Shortfall) $44.6  $33.4  $32.9  $11.3  $10.9  $11.9  $11.5  Δ in NWC (27.5)  0.4  15.7  8.2  0.8  (9.8)  (1.0)  Cash from Revolver / (Cash to Revolver) --  --  --  --  --  1.5  --  Total Sources $17.1  $33.8  $48.6  $19.5  $11.6  $3.5  $10.5  Uses  Growth Capital Expenditures  $0.1  $--  $--  $--  $--  $--  $--  Mandatory Debt Paydown  8.6  8.8  9.1  9.3  9.5  3.5  4.9  Discretionary Debt Paydown  2.6  24.9  39.5  10.2  2.1  --  5.6  Cash to (from) Balance Sheet  (1.8)  (3.4)  --  --  (0.0)  0.0  0.0  Other  7.6  --  --  --  --  --  --  Total Uses  $17.1  $30.4  $48.6  $19.5  $11.6  $3.5  $10.5  Capital Structure  Total Debt  $147.4  $113.6  $65.1  $45.6  $33.9  $31.9  $21.4  Less: Cash  (8.4)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  Net Debt  $139.0  $108.6  $60.1  $40.6  $28.9  $26.9  $16.4  Net Debt / Adjusted EBITDA  0.9x  0.6x  0.3x  0.3x  0.2x  0.2x  0.1x  2022E  2023E  For the Years Ending December 31, 2024E 2025E 2026E  2027E  2028E  Sources  SIRE Financial Projections, SIRE management  52  1  ($ in millions)

Confidential – Preliminary and Subject to Change

Financial Projections – Sensitivity Cases

1 SIRE Cash Flow Summary – Sensitivity Case #1

($ in millions, except per unit amounts)

	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA							
Sisecam Wyoming EBITDA	$158.7	$195.4	$192.3	$152.2	$147.5	$159.1	$155.9
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$155.8**	**$191.4**	**$188.3**	**$148.2**	**$143.5**	**$155.1**	**$151.9**
EBITDA Attributable to SIRE							
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$80.9	$99.7	$98.1	$77.6	$75.2	$81.2	$79.5
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$78.0**	**$95.7**	**$94.1**	**$73.6**	**$71.2**	**$77.2**	**$75.5**
SIRE Distributable Cash Flow							
Distributions from Sisecam Wyoming	$43.3	$68.1	$67.0	$57.6	$55.4	$60.5	$58.9
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$40.4**	**$64.1**	**$63.0**	**$53.6**	**$51.4**	**$56.5**	**$54.9**
Distributed Cash Flow							
Sisecam Chemicals	$29.1	$43.6	$43.0	$37.8	$36.5	$39.4	$38.5
Public	10.5	15.7	15.5	13.6	13.2	14.2	13.9
General Partner	0.8	4.8	4.5	2.2	1.7	2.9	2.5
Distributed Cash Flow	**$40.4**	**$64.1**	**$63.0**	**$53.6**	**$51.4**	**$56.5**	**$54.9**
Unit Ownership							
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.00**	**$3.00**	**$2.95**	**$2.60**	**$2.51**	**$2.71**	**$2.64**
Distribution per LP Unit	**2.00**	**3.00**	**2.95**	**2.60**	**2.51**	**2.71**	**2.64**
Distributable Cash Flow Surplus / (Shortfall)	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

SIRE Financial Projections, SIRE management

EVERCORE

53

ŞİŞECAM

 Confidential – Preliminary and Subject to Change  Financial Projections – Sensitivity Cases  SIRE Financial Projections, SIRE management  54  Sisecam Wyoming EBITDA – Sensitivity Case #2  2  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.17  1.20  1.20  1.68  1.68  1.68  1.68  Expost Sales Volumes (mt)  1.35  1.20  1.20  1.68  1.68  1.68  1.68  Sales Volumes (mt)  2.52  2.40  2.40  3.36  3.36  3.36  3.36  Volume Growth (%)  (1.3%)  (4.7%)  --%  40.0%  --%  --%  --%  Domestic Gross Revenue  $337.6  $364.1  $399.2  $558.7  $562.8  $538.4  $550.6  Export Gross Revenue  400.5  468.5  472.6  647.3  636.4  642.5  631.9  Gross Revenue  $738.1  $832.7  $871.8  $1,205.9  $1,199.2  $1,180.9  $1,182.5  Domestic Freight  ($117.0)  ($126.5)  ($130.3)  ($188.0)  ($193.6)  ($199.4)  ($205.4)  Export Freight  (171.8)  (180.5)  (184.6)  (264.2)  (270.2)  (276.2)  (282.5)  Freight Costs  ($288.7)  ($307.1)  ($314.9)  ($452.2)  ($463.8)  ($475.6)  ($487.8)  Domestic Net Revenue  $220.6  $237.6  $268.8  $370.7  $369.2  $339.0  $345.3  Export Net Revenue  228.7  288.0  288.0  383.0  366.2  366.2  349.4  Net Revenue  $449.4  $525.6  $556.8  $753.8  $735.5  $705.3  $694.7  Average Net Realized Price  $178.40  $219.00  $232.02  $224.33  $218.89  $209.90  $206.75  Energy Costs  (68.8)  (82.4)  (84.8)  (128.1)  (125.0)  (114.5)  (112.8)  Personnel Costs  (85.3)  (96.1)  (119.0)  (184.1)  (179.7)  (164.6)  (162.1)  Royalties  (20.8)  (24.4)  (24.5)  (33.2)  (32.4)  (31.0)  (30.6)  Severance & Ad Valorem Taxes  (18.2)  (13.6)  (15.0)  (22.8)  (22.2)  (21.3)  (21.0)  Other  (74.3)  (89.9)  (100.7)  (131.9)  (128.7)  (117.9)  (116.1)  Cost of Goods Sold  ($267.4)  ($306.4)  ($344.1)  ($500.1)  ($488.0)  ($449.4)  ($442.6)  Gross Profit  $181.9  $219.2  $212.7  $253.7  $247.5  $255.9  $252.1  Gross Margin (% of Net Revenue)  40.5%  41.7%  38.2%  33.7%  33.7%  36.3%  36.3%  Operating Expenses  (23.3)  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $158.7  $195.4  $192.3  $232.8  $226.2  $234.1  $229.7  EBITDA Margin (% of Net Revenue)  35.3%  37.2%  34.5%  30.9%  30.7%  33.2%  33.1%  For the Years Ending December 31,  ($ in millions)

 Confidential – Preliminary and Subject to Change  Financial Projections – Sensitivity Cases  Sisecam Wyoming Cash Flow Summary – Sensitivity Case #2  Sisecam Wyoming EBITDA $158.7  $195.4  $192.3  $232.8  $226.2  $234.1  $229.7  Less: Cash Interest Expense (4.1)  (5.4)  (11.4)  (14.5)  (13.4)  (12.8)  (12.1)  Less: Maintenance Capital Expenditures (25.0)  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  Distributable Cash Flow $129.5  $164.4  $154.8  $191.5  $185.4  $193.3  $189.0  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $43.3  $67.1  $63.1  $88.8  $86.0  $89.6  $87.6  Distributions to NRP (49.0%)  41.6  64.5  60.7  85.3  82.6  86.1  84.2  Distributed Cash Flow  $84.9  $131.5  $123.8  $174.1  $168.6  $175.7  $171.8  Distributable Cash Flow Surplus / (Shortfall)  $44.6  $32.9  $31.0  $17.4  $16.9  $17.6  $17.2  Sisecam Wyoming Coverage Ratio  1.53x  1.25x  1.25x  1.10x  1.10x  1.10x  1.10x  2022E  2023E  For the Years Ending December 31, 2024E 2025E 2026E  2027E  2028E  Sisecam Wyoming Distributable Cash Flow  SIRE Financial Projections, SIRE management  55  2  ($ in millions)

 Confidential – Preliminary and Subject to Change  Financial Projections – Sensitivity Cases  Sisecam Wyoming Sources and Uses – Sensitivity Case #2  Distributable Cash Flow Surplus / (Shortfall) $44.6  $32.9  $31.0  $17.4  $16.9  $17.6  $17.2  Δ in NWC (27.5)  0.4  15.7  8.2  0.8  (9.8)  (1.0)  Cash from Revolver / (Cash to Revolver) --  227.7  214.5  --  --  --  --  Total Sources $17.1  $261.0  $261.2  $25.6  $17.6  $7.7  $16.2  Uses  Growth Capital Expenditures  $0.1  $252.1  $252.1  $--  $--  $--  $--  Mandatory Debt Paydown  8.6  8.8  9.1  9.3  9.5  3.5  4.9  Discretionary Debt Paydown  2.6  --  --  16.3  8.1  4.2  11.3  Cash to (from) Balance Sheet  (1.8)  (3.4)  --  --  0.0  (0.0)  --  Other  7.6  --  --  --  --  --  --  Total Uses  $17.1  $257.6  $261.2  $25.6  $17.6  $7.7  $16.2  Capital Structure  Total Debt  $147.4  $366.3  $571.7  $546.1  $528.5  $520.8  $504.6  Less: Cash  (8.4)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  Net Debt  $139.0  $361.3  $566.7  $541.1  $523.5  $515.8  $499.6  Net Debt / Adjusted EBITDA  0.9x  1.8x  2.9x  2.3x  2.3x  2.2x  2.2x  2022E  2023E  For the Years Ending December 31, 2024E 2025E 2026E  2027E  2028E  Sources  SIRE Financial Projections, SIRE management  56  2  ($ in millions)

Confidential – Preliminary and Subject to Change

Financial Projections – Sensitivity Cases

2 SIRE Cash Flow Summary – Sensitivity Case #2

($ in millions, except per unit amounts)

	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA							
Sisecam Wyoming EBITDA	$158.7	$195.4	$192.3	$232.8	$226.2	$234.1	$229.7
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$155.8**	**$191.4**	**$188.3**	**$228.8**	**$222.2**	**$230.1**	**$225.7**
EBITDA Attributable to SIRE							
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$80.9	$99.7	$98.1	$118.7	$115.3	$119.4	$117.2
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$78.0**	**$95.7**	**$94.1**	**$114.7**	**$111.3**	**$115.4**	**$113.2**
SIRE Distributable Cash Flow							
Distributions from Sisecam Wyoming	$43.3	$67.1	$63.1	$88.8	$86.0	$89.6	$87.6
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$40.4**	**$63.1**	**$59.1**	**$84.8**	**$82.0**	**$85.6**	**$83.6**
Distributed Cash Flow							
Sisecam Chemicals	$29.1	$43.0	$40.8	$51.3	$50.2	$51.6	$50.9
Public	10.5	15.5	14.7	18.5	18.1	18.6	18.3
General Partner	0.8	4.6	3.6	15.0	13.6	15.4	14.4
Distributed Cash Flow	**$40.4**	**$63.1**	**$59.1**	**$84.8**	**$82.0**	**$85.6**	**$83.6**
Unit Ownership							
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.00**	**$2.96**	**$2.81**	**$3.53**	**$3.45**	**$3.55**	**$3.50**
Distribution per LP Unit	**2.00**	**2.96**	**2.81**	**3.53**	**3.45**	**3.55**	**3.50**
Distributable Cash Flow Surplus / (Shortfall)	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

SIRE Financial Projections, SIRE management

EVERCORE 57 ŞIŞECAM